SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  X
Filed by a Party other than the Registrant
Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to (S)240.14a-12

BOK FINANCIAL CORPORATION
-----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)
-----------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X  No fee required.
 Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
     -----------------------------------------------------------------
 2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------------
4)  Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------
5)  Total fee paid:
 ------------------------------------------------------------------

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------
     3)  Filing Party:

     ------------------------------------------------------------------
     4)  Date Filed:

     ------------------------------------------------------------------

March 15, 2011

To Each Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 26, 2011, at 11:00 a.m. local time.  Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.  Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2010.

We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

We look forward to seeing you at the meeting.

Sincerely,

                         /s/ George B. Kaiser
____________________________________________
George B. Kaiser, Chairman of the
Board of Directors

                         /s/ Stanley A. Lybarger
____________________________________________
Stanley A. Lybarger, President and
Chief Executive Officer

IF YOU PLAN TO ATTEND THE 2011 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING:  Due to security measures in place at the Bank of Oklahoma Tower, it will be necessary for you to check in at the security desk on the plaza level of the Tower.  You will be required to provide identification to receive a visitor pass.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	4

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	5
General	5
Voting by Proxy	5
Voting and Quorum Requirements at the Meeting	6
Solicitation of Proxies	6
Annual Report	6
Principal Shareholders of the Company	7
Security Ownership of Certain Beneficial Owners and Management	7

PROPOSAL ONE – ELECTION OF DIRECTORS	10
Nominees and Vote Required to Elect Nominees	10
Term of Office	10
Family Relationships	10
Information about Nominees	10

PROPOSAL TWO – APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN	15

PROPOSAL THREE – APPROVAL OF THE BOK FINANCIAL CORPORATION 2011 TRUE-UP PLAN	19

PROPOSAL FOUR – RATIFICATION OF SELECTION OF AUDITOR	22

PROPOSAL FIVE – ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	23

PROPOSAL SIX – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	24

PROPOSAL SEVEN – SHAREHOLDER PROPOSAL TO HAVE THE BOARD TAKE THE STEPS NECESSARY TO ADOPT CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS	25

CORPORATE GOVERNANCE	27
Director Compensation	27
Attendance of Meetings	28
Director Nominations	28
Director Independence	28
Compensation Committee Interlocks and Insider Participation	29
Committees of the Board of Directors	29
Risk Oversight and Audit Committee	29
Independent Compensation Committee	29
Credit Committee	30
Independent Director Meetings	30
Communication with the Board of Directors	30
Report of the Risk Oversight and Audit Committee	30
Principal Accountant Fees and Services	31

Board Leadership Structure	32
Board Role in Oversight of Risk	32
Executive Officers	33

COMPENSATION DISCUSSION AND ANALYSIS	34
Executive Compensation Program Overview	34
2010 Executive Compensation Review and Recommendations	35
Recent Economic Cycles and Effect on Performance Based Compensation	35
2011 True-Up Plan	36
Amendments to the Executive Incentive Plan	37
Promoting Long-Term Growth and Discouraging Excessive Risk Taking	39
Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance	40
Factors Used for Establishing Executive Compensation	40
Earnings Per Share Growth Compared to Peers	40
Net Direct Contribution	41
Individual Performance Goals	41
Peer Group Compensation Data	41
Components of Executive Compensation	43
Compensation Philosophy and Objectives	47
Change in Control and Termination Benefits	48
Stock Option Grant Policy	48
Tax and Accounting Considerations	48
Committee Report	49

EQUITY COMPENSATION PLAN INFORMATION	50

EXECUTIVE COMPENSATION TABLES	51
Summary Compensation Table	51
Option Exercises and Stock Vested	53
Grants Of Plan-Based Awards	53
Outstanding Equity Awards at Fiscal Year-End	55
Pension Benefits	64
Nonqualified Deferred Compensation	65
Potential Payments Upon Termination	66

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY	70

CERTAIN TRANSACTIONS	70

INSIDER REPORTING	72

PROPOSALS OF SHAREHOLDERS	72

OTHER MATTERS	72

APPENDIX A – BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN	73

APPENDIX B – BOK FINANCIAL CORPORATION TRUE-UP PLAN	79

BOK FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 26, 2011

Each Shareholder:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the "Company" or "BOK Financial"), an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 26, 2011, at 11:00 a.m. local time, for the following purposes:

1.	To fix the number of directors to be elected at eighteen (18) and to elect eighteen (18) persons as directors for a term of one year or until their successors have been elected and qualified;

2.	To approve the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan;

3.	To approve the BOK Financial Corporation 2011 True-Up Plan;

4.	To ratify the selection of Ernst & Young LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2011;

5.	To consider an advisory vote to approve the compensation of the named executive officers;

6.	To consider an advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers;

7.	To vote on the shareholder proposal on cumulative voting for the election of directors; and

8.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan, (iii) the approval of the True-Up Plan,  (iv) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011; (v) the approval of the named executive officers’ compensation, and (vi) the approval of holding the advisory vote on executive compensation every year.  The Board recommends that shareholders vote AGAINST the shareholder proposal on cumulative voting for the election of directors.

Only shareholders of record at the close of business on March 1, 2011, shall be entitled to receive notice of, and to vote at, the annual meeting.  A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172.

BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Frederic Dorwart

Frederic Dorwart, Secretary
March 15, 2011, Tulsa, Oklahoma

BOK FINANCIAL CORPORATION
Bank of Oklahoma Tower
Tulsa, Oklahoma  74172

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held April 26, 2011

General

The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders.  The annual meeting will be held on Tuesday, April 26, 2011, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

These proxy materials will be mailed on or about March 15, 2011 to holders of record of common stock as of the close of business on March 1, 2011.

Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, over the Internet, by mail, or in person at the meeting.  We encourage you to vote by phone, mail, or on the Internet even if you plan to attend the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card.  If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: FOR the election of the eighteen (18) nominees for director listed in this Proxy Statement, FOR the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan, FOR the approval of the BOK Financial Corporation 2011 True-Up Plan, FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011, FOR the approval of the named executives’ compensation, FOR the approval of holding the advisory vote on executive compensation every year, and AGAINST the shareholder resolution on cumulative voting for directors.  If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.

If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee.  Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 4 – ratifying the selection of the auditor), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 2, 3, 5, 6, and 7).  Prior to 2010, the election of directors was considered a routine matter, but brokers are no longer permitted to vote your shares for the election of directors, and those votes will constitute broker non-votes.  Therefore, we urge you to give voting instructions to your broker on all voting items.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend.  If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable.  The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting.  A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares in person at the annual meeting.  If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock at the close of business on March 1, 2011, (the “record date”) are entitled to notice of and to vote at the annual meeting.  On the record date, there were 69,222,845 shares of common stock entitled to vote.

You will have one vote for each share of common stock held by you on the record date.

In order to have a meeting it is necessary that a quorum be present.  The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors.  Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 60.4% of the outstanding common stock and plans to vote in person at the meeting.

Solicitation of Proxies

  We are paying for all our costs incurred in soliciting proxies for the annual meeting.  In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise.  These personnel will not be specifically compensated for these services.  We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2010, including audited financial statements, is enclosed.  No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 1, 2011, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are as set forth below:
                            Amount & Nature                                           Percent of
Name & Address of Beneficial Owner                                                                                     Beneficial Ownership                                           Class

George B. Kaiser(1)                                                                                                                                 42,104,369                                                        60.4%
P.O. Box 21468, Tulsa, Oklahoma 74121-1468

George Kaiser Family Foundation                                                                                                         4,912,919                                                         7.1%
7020 South Yale, Suite 220, Tulsa, OK, 74136

(1)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2011, there were 69,222,845 shares of common stock issued and outstanding.  The following table sets forth, as of March 1, 2011, the beneficial ownership of common stock of BOK Financial by each director and nominee, the chief executive officer (Mr. Lybarger), the chief financial officer (Mr. Nell), and the three other executive officers named in the Summary Compensation Table appearing at page 51, and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Gregory S. Allen	2,699 (3)	*
C. Fred Ball, Jr.	76,859(4)	*
Sharon J. Bell	80,237 (5)	*
Peter C. Boylan, III	4,409 (6)	*
Steven G. Bradshaw	113,211 (7)	*
Chester Cadieux, III	1,089	*
Joseph W. Craft III	598	*
William E. Durrett	88,816 (8)	*
Daniel H. Ellinor	88,425 (9)	*
John W. Gibson	455	*
David F. Griffin	40,071 (10)	*
V. Burns Hargis	28,200 (11)	*
E. Carey Joullian, IV	3,816 (12)	*
George B. Kaiser	42,104,369 (13)	60.4%
Robert J. LaFortune	55,509	*
Stanley A. Lybarger	353,426 (14)	*
Steven J. Malcolm	1,580 (15)	*
Steven E. Nell	110,919 (16)	*
Donald T. Parker	57,156 (17)	*
E.C. Richards	3,496 (18)	*
David L. Thompson	77(19)	*
Michael C. Turpen	77 (20)	*
All directors, nominees, and executive officers listed on page 33 (25 persons)	43,306,679	* *Less than one percent (1%)

(1)	Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2)
All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above.  For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)	Includes 2,699 shares owned jointly by Mr. Allen and Elizabeth Allen.

(4)
Includes options to purchase 60,950 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 2,000 shares owned by Mr. Ball and Charlotte Ball, and 5,267 shares owned by C. Fred Ball, Jr. IRA.

(5)
Includes 2,791 shares owned by Ms. Bell’s spouse, Gregory Allen Gray.  Also includes 18,440 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 21,329 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(6)	Includes 2,000 shares owned by Boylan Partners, LLC.

(7)
Includes options to purchase 54,481 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 33,464 shares owned by the Steven G. Bradshaw Revocable Trust, of which Mr. Bradshaw and Marla Bradshaw are trustees, 24,149 shares of restricted stock and 1,117 shares held in the BOK Thrift Plan.

(8)
Includes 1,698 shares indirectly owned by the William E. Durrett Revocable Trust, 5,041 shares indirectly owned by the Durrett Family Limited Partnership, 79,183 shares indirectly owned by American Fidelity Assurance Company, 1,121 shares indirectly owned by CPROP, INC., 199 shares indirectly owned by CELP, and 1,574 shares indirectly owned by CAMCO.

(9)
Includes options to purchase 46,934 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 28,172 shares of restricted stock and 626 shares held in the BOK Thrift Plan.

(10)	Includes 38,794 shares indirectly owned by Doppler Investments, L.P.

(11)	Includes 28,200 shares indirectly owned by Mr. Hargis and Ann Hargis.

(12)	Includes 1,869 shares indirectly owned by JCAP, LLC.

(13)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

(14)
Includes options to purchase 167,709 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 14,730 shares indirectly owned by Marcia Lybarger Living Trust, 7,744 shares indirectly owned by Stanley A. Lybarger, IRA, 132,026 shares of restricted stock, 31,192 shares of phantom stock in Mr. Lybarger’s deferred compensation plan, and 25 shares held in the BOK Thrift Plan.

(15)	Includes 1,580 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(16)
Includes options to purchase 77,253 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 9,836 shares of restricted stock and 348 shares held in the BOK Thrift Plan.

(17)
Includes options to purchase 38,437 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days.  Also includes 1,315 shares indirectly owned by Mr. Parker’s spouse, Mary Parker, 2,387 shares of restricted stock, and 3,774 shares held in the BOK Thrift Plan.

(18)	Includes 2,631 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(19)	Includes 77 shares indirectly owned by the David L. Thompson Revocable Trust.

(20)	Includes 77 shares indirectly owned by Mr. Turpen and Susan Turpen.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of eighteen (18) directors is to be elected at the annual meeting.  The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors.  You may vote the number of shares of common stock you own for up to eighteen (18) persons.  Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the eighteen (18) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

 If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the board and nominated by any of the proxies named in the enclosed proxy form.  We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

 The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees.  All information is as of March 1, 2011.  All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates through regional divisions including Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma (“BOK”), Bank of Texas (“BOT”), and Colorado State Bank and Trust.

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director

Gregory S. Allen	48	Chief Executive Officer, Maine Street Holdings, Inc. (consulting firm to food industry). Mr. Allen retired from Advance Food Company Inc. in 2010, where he served as Chief Executive Officer from 2003. In addition, he is a director of AdvancePierre Foods, Inc. (food processing company) and of American Fidelity Corporation (insurance holding company). In December 2010, Mr. Allen became a director of Airrosti Rehab Centers, LLC. We believe Mr. Allen’s qualifications to sit on our Board of Directors include his experience as an attorney and entrepreneur, as well as his management expertise.	2005

C. Fred Ball, Jr.	66	Senior Chairman of BOT, and formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. We believe Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.	1999

Sharon J. Bell	59	Attorney and Managing Partner, Rogers and Bell (Tulsa, Oklahoma); Trustee and General Counsel, Chapman-McFarlin Interests; formerly a Director and President of Red River Oil Company (oil and gas exploration and development). We believe Ms. Bell’s qualifications to sit on our Board of Directors include her experience as an attorney and trustee, and leadership skills demonstrated through her civic involvement.	1993

Peter C. Boylan, III	47
CEO of Boylan Partners, LLC (investment and advisory services) since March 2002.  From April 2002 through March 2004, Mr. Boylan served as Director, President and CEO of Liberty Broadband Interactive Television, Inc. (global technology provider), a company controlled by Liberty Media Corporation.  Prior to April 2002, Mr. Boylan was Co-President, Co-Chief Operating Officer, Member of the Office of the Chief Executive Officer, and Director of Gemstar-TV Guide International, Inc. (media, entertainment, technology and communications company). We believe Mr. Boylan’s qualifications to sit on our Board of Directors include his corporate executive management and leadership experience, his accounting, financial, and audit committee expertise, media and technology expertise, civic service, and experience sitting on other public and private boards of directors.
			2005

Chester E. Cadieux, III	44	Chairman and CEO of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. We believe Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005

Joseph W. Craft, III	60	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified coal producer and marketer) since 1999. Mr. Craft also serves as Chairman, President, and Chief Executive Officer of Alliance Holdings GP, L.P. Previously, Mr. Craft served as President of MAPCO Coal Inc. since 1986. We believe Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007

William E. Durrett	80	Senior Chairman of the Board and Director of American Fidelity Corporation (insurance holding company), and American Fidelity Assurance Company (a registered investment advisor). Chairman of the Board of INSURICA Insurance Management Network. We believe Mr. Durrett’s qualifications to sit on our Board of Directors include his experience leading insurance companies, as well as the extensive knowledge of our people and our business that he has acquired in two decades of service on our Board.	1991

John W. Gibson	58	Vice Chairman, Chairman Elect, President and Chief Executive Officer of ONEOK, Inc. and Chairman, President and Chief Executive Officer of ONEOK Partners GP, LLC, the general partner of ONEOK Partners, LP. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. We believe Mr. Gibson’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience and his involvement in the energy industry.	2008

David F. Griffin	45	Chairman and CEO of Griffin Capital, L.L.C. President and Chief Executive Officer, Griffin Communications, L.L.C. (owns and operates CBS affiliated television stations in Oklahoma); formerly President and General Manager, KWTV-9 (Oklahoma City). We believe Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003

V. Burns Hargis	65
President, Oklahoma State University since March 2008.  Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOSC, Inc. since 1993.  Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma).  He is also a director of Chesapeake Energy Corporation. We believe Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.
			1993

E. Carey Joullian, IV	50	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. We believe Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995

George B. Kaiser	68	Chairman of the Board and majority shareholder of BOK Financial; President, CEO, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. We believe Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.	1990

Robert J. LaFortune	84	Self-employed in the investment and management of personal financial holdings. Mr. LaFortune is also a director of Apco International Oil & Gas, Inc. We believe Mr. LaFortune’s qualifications to sit on our Board of Directors include his years of public service, including serving as mayor of the City of Tulsa, as well as his experience on other boards and their audit committees.	1993

Stanley A. Lybarger	61	President and Chief Executive Officer of BOK Financial and BOKF; previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. We believe Mr. Lybarger’s qualifications to sit on our Board of Directors include his current position as our Chief Executive officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991

Steven J. Malcolm	62	Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P.; previously, President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. We believe Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.	2002

E.C. Richards	61
Managing Member of Core Investment Capital, LLC since September 1999.  Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. We believe Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement in the community.
			2008

David L. Thompson	59
President of OPUBCO Communications Group (publisher of The Oklahoman).  Previously, Mr. Thompson served as Vice President of Advertising for The Charlotte Observer, and is also a director of Integris Health, Inc.  We believe Mr. Thompson’s qualifications to sit on our Board of Directors include his management expertise, knowledge of our markets, and varied civic involvement.

Michael C. Turpen	61
Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma.  Mr. Turpen previously served as Attorney General for the State of Oklahoma.  We believe Mr. Turpen’s qualifications to sit on our Board of Directors include his legal expertise, his public service experience, and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.

The Board of Directors recommends that you vote FOR the eighteen nominees.

-11 - through - 14 -

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION
2003 EXECUTIVE INCENTIVE PLAN

Creation of Executive Incentive Plan.  In December 2002, the Board of Directors established an Independent Compensation Committee to administer a performance-based compensation plan for senior executives as required by the provisions of Section 162(m) of the Internal Revenue Code.  The Independent Compensation Committee created a performance-based compensation plan called the 2003 Executive Incentive Plan which Company shareholders approved in 2003 (the “Executive Incentive Plan” or the “Plan”).

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer.  However, performance-based compensation is not subject to that limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Summary of the Executive Incentive Plan.  Performance-based compensation awarded pursuant to the Executive Incentive Plan consists of annual and long-term incentive compensation.  The chief executive officer, executives who report directly to the chief executive officer, and other selected officers approved by the Independent Compensation Committee may participate in the Plan.  A participant may earn (i) an annual incentive equal to a specified percentage of annual salary paid in cash, and (ii) long-term incentive compensation payable in performance shares and/or stock options.  Performance goals are based on the Company’s earnings per share growth compared to peers and business unit performance.

The maximum annual incentive compensation allowed under the Plan to any one executive is $2,000,000.  The maximum restricted shares and stock options which may be issued annually to any one executive is 60,000 and 200,000 respectively.  The exercise price for stock options awarded pursuant to the Plan is the fair market value of the Company’s common stock on the date the stock options are granted.  The Plan allows for recoupment of incentive compensation in the event incorrect financial information or results are used as a basis for calculation of incentive compensation made pursuant to the Plan.  One hundred percent of the annual and long-term compensation is subject to downward adjustment at the discretion of the Committee.

For a detailed description of annual and long term incentives and other terms of the Plan, see page 43, “Components of Executive Compensation” (including “Annual Incentive Bonus” and “Long-Term Incentive Compensation”).

Recent Economic Cycle and Effect on Performance Based Compensation.  BOK Financial earnings per share performance relative to peer banks has been exceptional through the recent economic downturn.  In 2008 and 2009, the BOK Financial earnings per share growth outperformed the earnings per share growth median of its Peer Banks (defined on page 17) by 18.8 and 70.7 percentage points respectively.  While more than half of the Peer Banks experienced negative and declining earnings, the Company maintained strong annual earnings of $2.27 and $2.96 per diluted share in 2008 and 2009 respectively.

As the economy improves and credit costs normalize, Peer Banks that suffered significant losses will potentially experience significant comparative earnings per share percentile increases due to a “bounce-back” effect.  Because the Company avoided such losses and maintained quality earnings, the Company is unlikely to experience the same comparative earnings per share percentile increases as those Peer Banks that experienced losses.

The Committee and executive management recognized that the Company could have a potential problem with the formulas in the Executive Incentive Plan if the anticipated “bounce-back” event occurs.  The Executive Incentive Plan, which determines all annual and long-term compensation for named executives, is formulaic.  The payout matrixes within the Executive Incentive Plan were designed to recognize modest differences in earnings per share performance relative to peers under normal economic conditions.

The Committee, concerned that the formulas would not function as intended during severe economic cycles, asked management to calculate the potential impact of a “bounce-back” scenario on executive compensation for years 2010, 2011, 2012 and 2013.  Calculations for earnings per share were assimilated for the Peer Banks using analyst estimates and company projections through 2013.  The growth rate was calculated for each of the Peer Banks and the median was compared to the Company’s growth rate.

The calculations confirmed the Committee’s concerns and concluded that if the “bounce-back” occurred as anticipated, the named executives would receive no annual bonus in years 2011, 2012 and 2013 and long-term incentive awards for 2010 and 2011 would be forfeited in their entirety.  The Committee considered that the named executives had earned maximum benefits allowed under the Plan while the Peer Banks suffered significant earnings per share declines.  However, the future compensation declines resulting from the “bounce-back” would be disproportionate to the compensation earned by the Company’s named executive officers during Peer Bank earnings declines.  The Committee did not want to inadvertently penalize the named executives for successful management of the Company during the recent industry challenges.

Because the Plan affords the Committee no latitude to adjust the formulas or the compensation payout upward in the event of economic anomalies, the Committee decided to take two actions.  The first was to develop a new “True-Up Plan.”  The purpose of the True-Up Plan is to anticipate and proactively address the possible inequity created by an earnings per share “bounce-back” of the Peer Banks that performed poorly in the recent economic anomaly.  The True-Up plan addresses both under and over payment of executives during the True-Up period.  The second was to propose amendments to the Plan which, among other improvements, are designed to cause the Plan to better perform in varying economic cycles.  Both the True-Up Plan and the amended Plan will be implemented for 2011, subject to shareholder approval.

Summary of 2011 Amendments.

Relative Peer Bank Earnings Per Share Ranking Replaces Earnings Per Share Matrix.  Because the Committee views earnings per share growth as an important variable used to measure profitability and determine the Company’s stock price and, thus, shareholder value, earnings per share growth continues to remain the primary performance measure under the Plan.  However, in the amended Plan, rather than earnings per share performance being determined on a narrow plus or minus percentage point grid, earnings per share performance versus the Peer Banks is based on the Company’s relative ranking among the Peer Banks.

Annual Incentive.  To determine annual incentive compensation under the amended Plan, the trailing two-year average earnings per share growth amount is calculated for each Peer Bank and the Company.  (The length of the performance period is unchanged from the existing Plan.)  The results are sorted top-to-bottom to determine the Company’s relative performance ranking.  The average annual bonuses for each named executive position are taken from the Peer Banks’ past two proxy statements and sorted top-to-bottom.  The Company’s relative earnings per share growth performance ranking is matched to the top-to-bottom list of Peer Bank named executive annual bonuses to determine the annual bonus for each of the Company’s named executives.

As with the existing Plan, (i) the Chief Executive Officer and Chief Financial Officer annual bonus calculation is based completely on earnings per share performance as provided above and (ii) for the other named executives, one half of the annual bonus will be based on earnings per share growth performance while the other half is subject to the existing matrix which calculates the annual incentive amounts based on respective division performance relative to the Company’s performance plan (see pages 44-45).

Long-term Incentive.  The determination of long-term incentive compensation will no longer be based on a target percentage of base salary, but will equal the median of Peer Banks stock-based grants by executive position derived from the average of the last two year’s long-term incentive as reported in the respective Peer Banks’ two most recent proxy statements.  The three-year, forward looking earning per share performance period in the existing Plan is eliminated. The Committee felt that the stock options, which are by their nature performance based due to the rise and fall in value based on stock price, sufficiently aligns compensation with long-term performance.   Further, the restricted stock has a new performance standard under the revised Plan.  To the extent the Company’s earnings per share do not equal or exceed $1.00 per share, the named executive will forfeit all the restricted stock granted to him or her the previous year on or before March 15 of the year following that in which the granted occurred.  To the extent the Company’s earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share, the named executive will retain all restricted stock granted to him or her the previous year.  The pro-rated seven year vesting period for stock options and the five year cliff vesting for restricted shares remain unchanged.

Peer Banks.  The Committee was concerned that larger banks included in the Peer Banks may upwardly skew comparable compensation under the Plan.  To address this concern, under the amended Plan, Peer Banks will be determined based on the following guidelines.

• The peer group will include only publicly-traded, SEC registered, United States bank holding companies (BHCs) as defined in SNL Financial Public Companies Bank Database.

• The peer group will include an equal number of BHCs above and below the Company with the Company being the median bank; provided, however, that BHCs with assets greater than 300% of the Company’s assets or less than 50% of the Company’s assets (as of the date for which the calculation is being made) shall be excluded from the peer group (the “Peer Banks”).

• Notwithstanding the foregoing or anything to the contrary in the Plan, in the event the Peer Banks contain any financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under the Plan, such financial institution shall be eliminated from the group of Peer Banks and replaced with the financial institution that  has the next smallest amount of assets of those financial institutions eligible for the group of Peer Banks that are not already included in the group of Peer Banks, even if such financial institution has total assets less than 50% of the Company.  Asset size means total assets at the end of the calendar year for which the compensation is being paid.

• The source for peer information will be SNL Financial Public Companies Bank Database that obtains information from public information, primarily through periodic SEC filings and company press releases.  SNL Financial is a widely accepted database used in the industry for analytical purposes.

• The Peer Banks will be updated annually.

• The earnings per share (EPS) amounts extracted from the SNL database will be diluted EPS as defined by generally accepted accounting principles.

• Growth in peer group EPS will be calculated annually from source EPS data from the SNL database.

• The EPS growth is calculated as a simple average of the percentage change in EPS from one period to the next.

• In the event of a bank merger, SNL data for the surviving entity will be used.

The foregoing is a summary of the terms of the Executive Incentive Plan and the amendments to the Executive Incentive Plan.  Shareholders are encouraged to read the Executive Incentive Plan, which is attached to this Proxy Statement as Appendix A, in its entirety.  Shareholders should also review the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 34, which outlines the Company’s complete executive compensation program.

Vote Required.  The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Executive Incentive Plan, as amended, under Section 162(m).

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan.

PROPOSAL THREE

APPROVAL OF THE BOK FINANCIAL CORPORATION
2011 TRUE- UP PLAN

The purpose of the True-Up Plan is to address inequity in annual and long-term incentive granted pursuant to the Executive Incentive Plan which may result from the anticipated earnings per share percentile “bounce-back” by Peer Banks that performed poorly during the recent economic anomaly.   (For further discussion of the effects of the recent economic downturn on the Executive Incentive Plan see “Recent Economic Cycle and Effect on Performance Based Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement on page 35).

The True-Up Plan is designed to allow for the restoration of the Company’s named executives’ annual and long-term compensation to levels comparable to that of named executives at the Peer Banks with comparative earnings per share performance from years 2006 through 2013 (the “True-Up Period”).   Conversely, the True-Up Plan also provides for the repayment by the Company’s named executives those amounts paid to named executives during the True-Up Period which exceed compensation paid to named executives at the Peer Banks whose companies had comparative earnings.  True-Up payments for each named executive will be calculated in April, 2014.  Peer Banks are determined in accordance with the Executive Incentive Plan.

Calculation of True-Up Amount.  Calculation of the True-Up amount is summarized below.

True-Up Period compensation for the Peer Group executives is determined and ranked.  The “Peer Bank Compensation Ranking” is determined by taking the total base salary, annual bonus and stock–based incentive of each executive at the Peer Banks during the entire True-Up Period and ranking the Peer Banks’ comparable executives from highest compensation to lowest compensation (e.g. taking all the CEOs of the Peer Banks and ranking them from highest compensated CEO to lowest compensated CEO).

True-Up Period compensation for the Company’s executives is calculated. “Company Compensation” for the CEO and CFO equals total base salary, annual bonus and stock-based incentive awarded during the True-Up Period.  “Company Compensation” for other named executives equals the total base salary, annual bonus and stock-based incentive awarded to such named executive during the True-Up period minus amounts earned above the target opportunity for his Business Unit Annual Incentive Bonus or plus amounts earned below the Business Unit Annual Incentive Bonus.  For more information regarding Business Unit Annual Incentive Bonus see page 43.

Company earnings per share performance is compared to the Peer Banks. The “True-Up Performance Measure” consists of two calculations.  The first, meant to capture pre and post recession performance, considers the earnings per share growth beginning with the average earnings per share for 2006 and 2007 for the Company and each Peer Bank and ending with the average earnings per share for 2012 and 2013 for the Company and each Peer Bank existing as of December 31, 2013 (the “Pre and Post Recession Performance”).  The second, meant to capture recessionary period performance, calculates growth in cumulative earnings per share for the Company and each Peer Bank as of December 31, 2011 for 2008 through 2011 over the average of 2006 and 2007 earnings per share for the Company and each Peer Bank respectively as of December 31, 2011 determined by adding the earnings per share for the Company and each Peer Bank respectively as of December 31, 2011 for 2008, 2009, 2010 and 2011 and dividing by the earnings per share average for 2006 and 2007 for the Company and each of the Peer Banks respectively as of December 31, 2011 (the “Recessionary Period Performance”).

The Pre and Post Recession Performance of the Company and each Peer Bank is ranked from highest to lowest and the Company’s percentile ranking is determined (the “Company Pre and Post Recession Performance Ranking”).  The Recessionary Period Performance of the Company and each Peer Bank is ranked from highest to lowest and the Company’s percentile ranking determined (the “Company Recessionary Period Performance Ranking”); provided however, that in the event the Company does not have positive earnings per share for fiscal year 2011, the Company Recessionary Period Ranking shall equal zero percent (0%) (a “Recessionary Period Performance Ranking Downgrade”).  The purpose of providing for a Recessionary Period Performance Ranking Downgrade is to make the True-Up Plan compliant with Section 162(m) of the Internal Revenue Code.

The Company Pre and Post Recession Performance Ranking and the Company Recessionary Period Performance Ranking as determined above are averaged with the result being the “Company Performance Percentile Ranking”.

The Company Performance Percentile Ranking is then applied to the Peer Bank Compensation Ranking for each executive position to determine each of the Company’s named executives’ respective “Peer Bank Comparable Compensation.”  If the Peer Bank Comparable Compensation is more than that of the respective named executive, the Committee will award the differential to the named executive (the “Company True-Up Amount”).  If the Peer Bank Comparable Compensation is less than the respective Company Executive Compensation, the named executive will compensate the Company for the difference (the “Executive True-Up Amount”); provided that, that in the event of a Company Recessionary Period Performance Ranking Downgrade, (a) the Company Recessionary Period Performance Ranking shall be re-calculated to represent the Company’s actual percentile performance ranking and not an automatic downgrade to zero percent (0%) (which was included for purposes of Section 162(m) of the Internal Revenue Code) (an “Actual Recessionary Period Ranking Adjustment”) and (b) all subsequent calculations effected by the definition of Company Recessionary Period Performance Ranking, including the final determination of the Executive True-Up Amount, shall be re-calculated to reflect the Actual Recessionary Period Ranking Adjustment.

Payment under the True-Up Plan is awarded.  In the event a named executive is owed a Company True-Up Amount, the Committee shall award the named executive the Company True-Up Amount in cash (“Cash True-Up”) and restricted shares (“Share True-Up”) in proportion to the average cash to stock ratio awarded by the Peer Banks during the True-Up Period.  The Company True-Up Amount shall be paid on or before May 31, 2014 (the “True-Up Payment Date”).  The maximum Company True-Up Amount which may be paid to any one named executive is $20 million.  The Committee may, in its sole discretion, adjust the True-up Payment Amount downward to normalize the effects of outlier Peer Bank data so long as the True-Up Payment Amount is determined using a range of Peer Bank Comparable compensation immediately above or below the Company prior to the adjustment for the outlier data.

In the event the Company is owed an Executive True-Up Amount, the Committee shall determine a reasonable time frame and methodology for the named executive to compensate the Company for the Executive True-Up Amount.

Dividends and Vesting.  The Plan Participant shall be paid simple interest on any Cash True-Up at the daily average fifteen-year mortgage rate for the duration of the True-Up Period.  The Share True-Up shall first issue to the Plan Participant restricted shares in an amount equal to any 2009 and/or 2010 restricted shares forfeited by such Plan Participant pursuant to the Plan (the “2009 Shares” and the“2010 Shares” respectively).  The Cash True-Up shall be adjusted to include any dividends foregone on 2009 Shares and 2010 Shares issued pursuant to the Share True-Up. Any 2009 Shares shall immediately vest without restriction and 2010 Shares will vest without restriction on December 31, 2014.  To the extent the Share True-Up for any Plan Participant exceeds the value of the 2009 Shares and 2010 Shares, the Committee shall award restricted shares in the same percentage proportion of the shares originally granted in 2009 and 2010, but with vesting and restriction dates the same as the 2009 Shares and the 2010 Shares (the “Remaining 2009 Shares” and the “Remaining 2010 Shares” respectively).  Any Remaining 2009 Shares shall immediately vest without restriction and Remaining 2010 Shares will vest without restriction on December 31, 2014.  The Cash True-Up shall not be adjusted to include any dividends on Remaining 2009 Shares and Remaining 2010 Shares.

Condition of Payment of True-Up Amount.  It is a condition of payment of any Company True-Up Amount that the Plan participant be employed by the Company continuously through the True-Up Payment Date whether such Plan participant’s employment with the Company or its subsidiaries may have been terminated for any reason including retirement, resignation or involuntary termination (the “True-Up Payment Condition”); provided however, that the True-Up Payment Condition may be waived (i) by the Committee, it its sole discretion (which may be exercised arbitrarily) or (ii) by a separate, written agreement between the Company and a Plan participant; and provided further; that the True-Up Payment Condition shall not apply in the event of a Plan participant’s death, disability, or termination other than with cause.

Effect of Employment Agreements.  The True-Up Payment Condition shall not apply to payment of a Company True-Up Amount to Mr. Stan Lybarger or Mr. Chuck Cotter in the event either Messrs. Lybarger or Cotter chooses to retire consistent with his respective employment agreements with the Company (each respectively, a “Permissible Retirement Event”).   Upon the occurrence of a Permissible Retirement Event, the Company Executive Compensation amount is determined as if Messrs. Lybarger or Cotter had remained employed the entire year in which the Permissible Retirement Event Occurred.  The Company Executive Compensation and the Peer Bank Compensation is then prorated to a number of months equal to that number of months that either Messrs. Lybarger or Cotter (as applicable) were employed by the Company during the True-Up Period.

The foregoing is a summary of the terms of 2011 True-Up Plan.  Shareholders are encouraged to read the 2011 True-Up Plan, which is attached to this Proxy Statement as Appendix B, in its entirety.  Shareholders should also review the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 34, which outlines the Company’s complete executive compensation program.

Vote Required.  The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the 2011 True-Up Plan.

The Board of Directors recommends that you vote FOR the approval of the BOK Financial Corporation 2011 True-Up Plan.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF AUDITOR

Ernst & Young LLP began serving as the Company’s independent auditor since its inception on October 24, 1990.  The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2011.

While we are not required to do so, the Company is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2011, for ratification in order to ascertain the views of our shareholders on this appointment.  If the selection is not ratified, the Audit Committee will reconsider its selection.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2011.

PROPOSAL FIVE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added a new section 14A to the Securities Exchange Act, shareholders can vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.  This is commonly known as a “say on pay” vote.  This allows our shareholders the opportunity to communicate to the Board of Directors their views on the compensation of our named executive officers through the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

We are asking you to vote for the above resolution approving the compensation of our named executive officers.  This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

PROPOSAL SIX

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act also allows shareholders to vote, not less frequently than once every six years, on the frequency of the advisory vote to approve the compensation of our named executive officers.  Shareholders may vote for the compensation vote to occur every year, every two years, or every three years, or the shareholder may abstain.  This is commonly known as a “say on frequency” vote.

The Board of Directors has determined that a frequency of every year would be the most efficient timeframe for the shareholders to determine the appropriateness of the compensation of our named executive officers and for the Company to respond to shareholder feedback.  The Board believes that it is a good governance practice to seek shareholder input on executive compensation annually, and wishes to receive frequent shareholder input on this issue.  In addition, the named executive officers’ compensation is evaluated, adjusted, and approved annually, so the Board wishes to receive shareholder input on the same cycle.

This vote is advisory in nature and non-binding; however the Board of Directors will consider the shareholder vote when determining the frequency of the vote to approve the compensation of our named executive officers.

This say on frequency vote is not a vote to approve or disapprove the Board’s recommendation; rather, shareholders are choosing among four distinct options as reflected on the proxy card (one, two, or three years, or abstain).  The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this proposal.

The Board of Directors recommends that you vote FOR holding the advisory vote to approve the compensation of the Company’s named executive officers every year.

PROPOSAL SEVEN

SHAREHOLDER PROPOSAL TO HAVE THE BOARD TAKE THE STEPS NECESSARY TO ADOPT CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS

A shareholder has advised the Company that he intends to present the following resolution at the annual meeting.  In accordance with the applicable proxy regulations, his proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.  As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.  The shareholder, who owned 300 shares of the Company’s common stock as of the date of his advice to the Company, is unaffiliated with the Company and may be contacted at Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917.

Shareholder Resolution

“That the shareholders of BOK FINANCIAL CORPORATION request its Board of Directors to take the steps necessary to provide for cumulative voting in the election of Directors in future annual meetings, which means that each shareholder shall be entitled to as many votes as shall equal the number of shares owned by the shareholder multiplied by the number of directors to be elected, and may cast all of the accumulated votes FOR a single candidate, or for any two or more candidates, as the shareholder may see fit.”

Proponent’s Supporting Statement

“The proxy statement for last year’s annual meeting states: “The Board of Directors has determined that BOK Financial is a “controlled company”…. based on Mr. Kaiser’s (George B. Kaiser, Chairman of the Board) beneficial ownership of approximately 61.2% of the outstanding common stock.”

That proxy statement also states: “The nominees for director who receive a greater number of shares voting “FOR” their election than “AGAINST” shall be elected as directors.”

With 61.2% of the shares outstanding voted for the nominees, is there any question about who will be elected?

It is possible, very possible, that the owners of 38.8% of the shares could be without representation and not have any means to gain it.

An interlocking directorship of a director of BOK and Chesapeake Energy Corporation could also be a concern in view of the criticism of Chesapeake’s absence of good governance practices and excessive compensation practices.

Appropriately, the proponent of this proposal recommends cumulative voting in future annual meetings. Cumulative voting is mandatory at all National Banks and in many states.

Strong criticism of the Trust Department of Colorado State Bank & Trust Company handling of a “conservatorship” was outlined in The Denver Post of September 26, 2010. That criticism has not been denied in any public statement by BOK or Colorado State Bank & Trust Company, to the knowledge of the proponent. The presence of an independent director may have been able to prevent the incident.

In the past, the proponent introduced this proposal at Monfort of Colorado where 89.6% of its shares were owned by one family. The family strongly supported the adoption of cumulative voting and one family spokesman noted, “this is what democracy is about. It gives our stockholders the rights of being represented within our boardroom.”

Although BOK Financial has an excellent record of earnings, shareholders are entitled to maximum, not minimum, voting rights and the best of corporate governance. If you agree, please vote FOR this proposal.”

Board of Directors’ Response

BOK Financial’s performance has been extraordinary since George B. Kaiser acquired control of the Company in 1991. This performance is particularly evidenced by the Company’s strong performance during the economic downturn of 2009 and 2010 and the Company’s record breaking earnings performance in 2010.  The Board of Directors believes this performance is due, in material part, to the quality and effectiveness of the Board.  The Board of Directors believes BOK Financial’s current method of voting for directors has resulted in a balanced and highly effective Board of Directors.

BOK Financial elects directors by allowing each share of common stock to have one vote for each board seat up for election.  The Company believes this ensures that each director is accountable to all of the Company’s shareholders and is most likely to produce a board that represents all of the Company’s shareholders, rather than the interest of any particular group.

The Board has considered the shareholder proposal and believes it would be inappropriate to adopt cumulative voting.  The Board believes that cumulative voting may allow for the election of directors by small, distinct groups of shareholders with special interests, thereby resulting in the election of directors who feel obligated to represent the special interest groups that elected them (regardless of whether the furtherance of the interests of those groups would benefit the shareholders generally).  Cumulative voting may give special interest shareholder groups a voice in director elections that is disproportionate to their economic investment in the Company.  It could introduce partisanship and factionalism among Board members, which would undermine the ability of the directors to work together effectively.

Cumulative voting, which contrary to the shareholder’s assertion is not mandatory for national banks, allows a minority faction of investors to place its representatives on the Board of Directors.  BOK Financial does not know of any identified faction of investors seeking Board representation, and has not received any requests for adoption of cumulative voting other than this current proposal.

Finally, the Board of Directors wishes to correct the shareholder’s statement that BOK Financial does not have independent directors.  The Board has determined that BOK Financial is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ listing standards, and therefore is exempt from certain requirements of those standards, including the requirement to maintain a majority of independent directors,  the requirement regarding the nomination of directors by independent directors, and the requirements regarding the determination of compensation of executive officers.  Nevertheless, BOK Financial maintains a substantial majority of independent directors, nominates new board members through Board consensus, and determines upper level management compensation through an independent board committee.  Further, the Risk Oversight and Audit Committee is comprised solely of independent directors in accordance with NASDAQ Rule 4350(d).

The Board of Directors recommends that you vote AGAINST the shareholder proposal to have the Board take the steps necessary to adopt cumulative voting for the election of directors.

CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a single retainer of $7,500 per year, payable quarterly in arrears in BOK Financial common stock in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or both of the boards of directors.  Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF.  The BOK Financial Directors Stock Compensation Plan further provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter.

All non-officer directors are also paid $500 in cash for each board of directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired.  No such fees are paid for meetings not attended. In addition, the Chairman of the Risk Oversight and Audit Committee receives $250 for each quarterly earnings release conference and upon application to, and subject to the discretion of, the Risk Oversight and Audit Committee, $250 for each additional substantive conference with the Company's independent auditors.

Non-officer Company directors were paid the following amounts in 2010:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Gregory S. Allen	8,750	7,500	16,250
Sharon J. Bell	5,500	7,500	13,000
Peter C. Boylan, III	13,500	7,500	21,000
Chester Cadieux, III	8,500	7,500	16,000
Joseph W. Craft	10,000	7,500	17,500
William E. Durrett	2,000	7,500	9,500
John W. Gibson	7,000	7,500	14,500
David F. Griffin	16,500	7,500	24,000
V. Burns Hargis	9,500	7,500	17,000
E. Carey Joullian, IV	12,750	7,500	20,250
Robert J. LaFortune	7,500	7,500	15,000
Steven J. Malcolm	9,000	7,500	16,500
E.C. Richards	10,000	7,500	17,500

(1)	George B. Kaiser is a non-officer director but is not listed as he does not receive compensation for serving as a director.

(2)
Director shares were granted in 2010 at the following prices: first quarter, $52.67; second quarter, $49.54; third quarter, $43.84; and fourth quarter, $54.04.  The total BOK Financial common stock owned by each director as of March 1, 2011 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2010.  All directors of BOK Financial attended at least 75% of all meetings of the Board of Directors and committees on which they served.  Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend.  Twelve of the sixteen members of the Board of Directors attended the 2010 Annual Meeting of Shareholders.  The Board of Directors intends to meet at least four times in 2011.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed at virtually every Board of Directors meeting.  The Board has no written policy on qualifications of directors; however, the understood expectation is that directors will have all of the following characteristics:  (i) impeccable integrity; (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, and several of the following characteristics:  (i) prominence in the community; (ii) significant relations with one of the Company’s subsidiaries, (iii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iv) financial analytical skill and expertise, and (v) vision for social trends.

While the Board of Directors does not have a diversity policy, the Board of Directors believes that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company.  In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.

 The Board of Directors will consider director candidates recommended by stockholders if provided with the following:  (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.  Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.  The Board of Directors encourages shareholder director candidate recommendations.

 Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors” on page 30.

Director Independence

The Board of Directors has determined that BOK Financial is a "controlled company," as defined in Rule 4350(c)(5) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 61.2% of the outstanding common stock.  Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.  Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee and nominates new board members through board consensus.  Further, the Risk Oversight and Audit Committee is comprised solely of independent board members in accordance with NASDAQ Rule 4350(d).  Further discussion regarding determination of independence may be found in the sections entitled “Risk Oversight and Audit Committee” and “Independent Compensation Committee” herein.

Compensation Committee Interlocks and Insider Participation

No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time.  None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors.  None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Committees of the Board of Directors

The Risk Oversight and Audit Committee, Independent Compensation Committee and Credit Committee are described below.

Risk Oversight and Audit Committee

During 2010, the Board of Directors of BOK Financial had a standing Risk Oversight and Audit Committee (the "Audit Committee") comprised solely of independent directors.  The Board of Directors has adopted an Audit Committee charter that complies with Rule 4350(d)(1) of the NASDAQ listing standards.  The Audit Committee has the responsibility and authority set forth in Rule 4350(d)(3) of the NASDAQ listing standards under the revised charter.  Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting.

The current members of the Audit Committee are Messrs. Joullian (Chairman), Allen, Boylan, Cadieux, Gibson and Malcolm.  The Board of Directors has designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K.  All the members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the NASDAQ listing standards.  Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy” herein.  The Audit Committee held five meetings in fiscal 2010 and intends to meet at least five times in fiscal 2011.  The Report of the Audit Committee begins on page 30 of this Proxy Statement.

Independent Compensation Committee

In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of independent directors, to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code.  The Independent Compensation Committee does not have a charter.  The Independent Compensation Committee consists of Messrs. Allen (Chairman), Cadieux (non-voting), Craft, Griffin (non-voting),

Kaiser (non-voting) and Malcolm.  Compensation of the Chief Executive Officer, the direct reports to the Chief Executive Officer, and other officers participating in the Company’s Executive Incentive Plan are approved by the Independent Compensation Committee.  The Committee does not delegate this authority.  Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board.  The Independent Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 49 and 34 respectively.

Credit Committee

The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company’s credit portfolio and trends affecting the credit portfolio.  It also oversees the effectiveness and administration of credit-related policies and reviews the adequacy of the allowance for loan losses and reserve for off-balance sheet credit losses.  The members of the Credit Committee are Messrs. Griffin (Chairman), Boylan, Craft, Hargis, Kaiser, LaFortune, Lybarger, and Richards.  The Credit Committee met eleven times during 2010 and plans to meet at least eleven times in 2011.

Independent Director Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors meet separately from management.  The independent directors plan to meet in executive session after all regularly scheduled Board of Directors meetings.  The independent directors held four executive sessions during 2010.  The presiding director at the executive sessions is Mr. Kaiser.  Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under "Communication with the Board of Directors."

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board.  Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Investor Relations Manager of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication."  Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors.  The Investor Relations Manager and the General Counsel will independently review the content of the letters.  Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors.  Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review.  Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director or directors identified in the communication.

Report of the Risk Oversight and Audit Committee

The Risk Oversight and Audit Committee (the Committee) oversees BOK Financial’s financial reporting process on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee discussed and reviewed the Company’s consolidated financial statements included in the Annual Report with management and reviewed internal control over financial reporting with management and the internal auditors.  This review included discussions with management regarding the quality, not just the acceptability, of accounting policies.  It also included the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements and the effectiveness of internal control over financial reporting.  Management has the primary responsibility for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The Committee reviewed internal audit reports on the effectiveness of management’s assessment process, discussed internal control matters with management and reviewed the Company’s compliance with legal and regulatory requirements as necessary.

The Committee discussed and reviewed with Ernst & Young LLP, the independent registered public accounting firm, their opinion on the conformity of the Company’s consolidated financial statements with accounting principles generally accepted in the United States.  This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies.  This discussion covered the required communications under audit standards established by the Public Company Accounting Oversight Board (“PCAOB”) and the American Institute of Certified Public Accountants (“AICPA”), including PCAOB Auditing Standard No. 5, An Audit of Internal Control over Financial Reporting that is Integrated with an Audit of Financial Statements and AICPA Auditing Standard No. 61, Communications with Audit Committees.  The Committee has reviewed the auditors' independence and obtained the written disclosures and the letter from Ernst & Young LLP regarding independent auditor communications with audit committees concerning independence, in accordance with applicable requirements of the PCAOB.  In conducting this review, the Committee considered whether any non-audit services were compatible with maintaining the auditor’s independence.

The Committee meets at least quarterly with the Company's internal auditors and the independent registered public accounting firm regarding the overall scope and plans for their respective audits.  These meetings are conducted with and without management present and the Committee discusses the results of the audits, including the auditors’ evaluation of internal control over financial reporting.

Each of the members of the Audit Committee qualifies as an “independent” director under the current NASDAQ listing standards.  The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

E. Carey Joullian IV, Committee Chairman
Gregory S. Allen
Peter C. Boylan, III
Chester Cadieux, III
John W. Gibson
Steven J. Malcolm

Principal Accountant Fees and Services

Audit Fees.  Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2010 and 2009 and various subsidiary audits were $934,700 and $1,006,039 respectively.

Audit-Related Fees.  Fees paid to EY for SAS 70 reports and other audit-related functions were $54,800 and $61,665 respectively, for the years ended December 31, 2010 and 2009.

Tax Fees.  Fees paid to EY associated with tax return preparation and tax planning were $21,075 and $52,001 respectively, for the years ended December 31, 2010 and 2009.

All Other Fees.  Fees paid to EY for other services were $6,000 for each of the years ended December 31, 2010 and 2009.

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by BOK Financial’s independent auditor prior to the commencement of the specified services.  The services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were all approved by the Audit Committee in accordance with BOK Financial’s formal policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person.  Mr. Lybarger, the Chief Executive Officer, brings Company-specific experience and expertise to his role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry.  Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company.  Keeping the positions of CEO and Chairman separate allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.  The Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance.  It provides the appropriate balance between strategy development and independent oversight of management.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Oversight and Audit Committee manages risks associated with accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements.  The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

Executive Officers

Certain information concerning the executive officers of BOK Financial and its subsidiaries, as determined pursuant to SEC rule 16a-1(f), is set forth below:

Norman P. Bagwell, age 48, is Chairman and Chief Executive Officer of BOT.  Mr. Bagwell has over 25 years of banking experience in Texas.  Prior to joining BOT, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

C. Fred Ball, Jr., age 66, is Senior Chairman of BOT.  Mr. Ball was previously Chairman and Chief Executive Officer of BOT with responsibility for banking activities in Texas for BOK Financial.  Before joining BOT in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

Steven G. Bradshaw, age 51, is Senior Executive Vice President of BOKF, responsible for Colorado State Bank and Trust and Bank of Kansas City, International Banking, Treasury Services, Consumer Banking, Wealth Management, BOKF Mortgage and Community Development, Business Banking, and Chairman of BOSC, Inc.  Before joining BOK Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal.  Mr. Bradshaw has been with BOKF since 1991.

Charles E. Cotter, age 57, is Executive Vice President and Chief Credit Officer for BOKF, and Manager of the Credit Administration Division.  Previously, Mr. Cotter acted as a Credit Concurrence Officer responsible for the approval of commercial loans, the Manager of the Specialized Lending Department and the Merchant Banking Department. Mr. Cotter has accumulated over 30 years of banking experience at BOKF and Fidelity Bank, a bank acquired by BOKF.

Daniel H. Ellinor, age 49, is Senior Executive Vice President of BOKF, responsible for Bank of Arizona, Bank of Albuquerque, and Bank of Arkansas, Commercial Real Estate and Energy Lending, Oklahoma Commercial Banking, Dealer Financial Services, Private Equity-Merchant Banking and TransFund.  Mr. Ellinor joined BOKF in 2003.  Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass’ North Texas operations.  Prior to that time, Mr. Ellinor was Bank of America’s market executive for the North Texas Commercial Banking Division.

Stanley A. Lybarger, age 61, is President and Chief Executive Officer of BOK Financial and BOKF.  Mr. Lybarger joined BOKF in 1974.  Previously, he was President of BOKF’s Oklahoma City Regional Office and Executive Vice President of BOKF with responsibility for corporate banking.

John C. Morrow, age 55, is Senior Vice President and Chief Accounting Officer.  He joined BOK Financial in 1993.  He was previously with Ernst & Young LLP for 10 years.

Steven E. Nell, age 49, is Executive Vice President and Chief Financial Officer for BOK Financial and BOKF.  Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial.  Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years.

Donald T. Parker, age 50, is Executive Vice President and Chief Information Officer of BOK Financial.  Mr. Parker joined BOK Financial in 2005.  He previously served as Senior Vice President and Director of Information Services of Comerica Bank, a position he held from 1999 to 2005.  Prior to joining Comerica Bank, Mr. Parker was a Senior Vice President and General Manager of Consolidation Services at National City Incorporated in Cleveland, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Overview

In 2002, the Board of Directors established the Independent Compensation Committee (for purposes of this discussion and analysis the “Committee”) to administer performance-based compensation plans for senior executives in accordance with the provision of Section 162(m) of the Internal Revenue Code. The Committee, the voting members of which are independent within the meaning of 162(m), has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan which was approved by shareholders in 2003. The Committee receives guidance from the Chief Executive Officer (the “CEO”) , who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the company and an increase in shareholder value.  Various components of the program work together to:

▪	Reward sustained, above peer performance
▪	Encourage both individual performance and teamwork
▪	Link compensation to operational results
▪	Align executive interests with shareholder interests
▪	Keep BOK Financial compensation competitive with Peer Banks
▪	Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪	Salary
▪	Executive Incentive Compensation (annual and long-term)
▪	Pension Plan
▪	401(k) Thrift Plan
▪	Deferred Compensation

The Committee meets as often as necessary to perform its duties and responsibilities. The Committee met three times in 2010 and its members included Greg S. Allen (Chairman), Chester E. Cadieux, III (non-voting), Joseph W. Craft, III, David F. Griffin (non-voting), George B. Kaiser (non-voting) and Steven J. Malcolm.

Throughout this Proxy Statement, the Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table on page 51 are referred to as the “named executives”.  Because the Company did not participate in the Troubled Asset Relief Program (“TARP”), the Company is not subject to the various executive compensation restrictions, disclosures and certifications mandated by TARP.

2010 Executive Compensation Review and Recommendations

Recent Economic Cycle and Effect on Performance Based Compensation

BOK Financial earnings per share performance relative to Peer Banks has been exceptional through the recent economic downturn.  In 2008 and 2009, the BOK Financial earnings per share growth outperformed the Peer Banks’ earnings per share growth median by 18.8 and 70.7 percentage points respectively.  While more than half of the Peer Banks experienced negative and declining earnings, the Company maintained strong annual earnings of $2.27 and $2.96 per diluted share in 2008 and 2009 respectively.

As the economy improves and credit costs normalize, Peer Banks that suffered significant losses will potentially experience significant comparative earnings per share percentile increases due to a “bounce-back” effect.  Because the Company avoided such losses and maintained quality earnings, the Company is unlikely to experience the same comparative earnings per share percentile increases as those Peer Banks that experienced losses.

The Committee and executive management recognized that the Company could have a potential problem with the formulas in the Executive Incentive Plan (the “Plan”) if the anticipated “bounce-back” event occurs.  The Plan, which determines all annual and long-term compensation for named executives, is formulaic.  The payout matrixes within the Plan were designed to recognize modest differences in earnings per share performance relative to peers under normal economic conditions.

The Committee, concerned that the formulas would not function as intended during severe economic cycles, asked management to calculate the potential impact of a “bounce-back” scenario on executive compensation for years 2010, 2011, 2012 and 2013.  Calculations for earnings per share were assimilated for Peer Banks using analyst estimates and company projections through 2013.  The growth rate was calculated for each of the Peer Banks and the median was compared to the Company’s growth rate.

The calculations confirmed the Committee’s concerns and concluded that if the “bounce-back” occurred as anticipated, the named executives would receive no annual bonus in years 2011, 2012 and 2013 and long-term incentive awards for 2010 and 2011 would be forfeited in their entirety.  The Committee considered that the named executives had earned maximum benefits allowed under the Plan while the Peer Banks suffered significant earnings per share declines.  However, the future compensation declines resulting from the “bounce-back” would be disproportionate to the compensation earned by the Company’s named executive officer during peer bank earning declines.  The Committee did not want to inadvertently penalize the named executives for successful management of the Company during the recent industry challenges.

Because the Plan affords the Committee no latitude to adjust the formulas or the compensation payout upward in the event of economic anomalies, the Committee decided to take two actions.  The first was to develop a new “True-Up Plan.”  The purpose of the True-Up Plan is to anticipate and proactively address the possible inequity created by an earnings per share “bounce-back” of the Peer Banks that performed poorly in the recent economic anomaly.  The True-Up plan addresses both under and over payment of executives during the True-Up period.  The second was to propose amendments to the Plan which, among other improvements, are designed to cause the Plan to better perform in varying economic cycles.  Both the True-Up Plan and the amended Plan will be implemented for 2011, subject to shareholder approval.  The Board of Directors is seeking shareholder approval of (i) the 2011 True-Up Plan under Proposal Three on page 19 herein and (ii) amendments of the Plan under Proposal Two on page 15 herein.

2011 True-Up Plan

The purpose of the True-Up Plan is to address inequity in annual and long-term incentive which may result from the anticipated earnings per share percentile “bounce-back” by Peer Banks that performed poorly during the recent economic anomaly.   The True-Up Plan is designed to allow for the restoration of the Company’s named executives’ annual and long-term compensation to levels comparable to that of named executives at the Peer Banks with comparative earnings per share performance from years 2006 through 2013 (the “True-Up Period”).   Conversely, the True-Up Plan also provides for the repayment by the Company’s named executives those amounts paid to named executives during the True-Up Period which exceed compensation paid to named executives at the Peer Banks whose companies had comparative earnings.  True-Up payments for each named executive will be calculated in April, 2014.

Calculation of the True-Up amount is summarized below.  For additional details regarding the True-Up Plan see Proposal Two on page 19.  Shareholders should read the True-Up Plan in its entirety at Appendix B.

1)
True-Up Period compensation for the Peer Group executives is determined and ranked.  The “Peer Bank Compensation Ranking” is determined by taking the total base salary, annual bonus and stock–based incentive of each executive at the Peer Banks during the entire True-Up Period and ranking the Peer Banks’ comparable executives from highest compensation to lowest compensation (e.g. taking all the CEOs of the Peer Banks and ranking them from highest compensated CEO to lowest compensated CEO).

2)
True-Up Period compensation for the Company’s executives is calculated. “Company Compensation” for the CEO and CFO equals total base salary, annual bonus and stock-based incentive awarded during the True-Up Period.  “Company Compensation” for other named executives equals the total base salary, annual bonus and stock-based incentive awarded to such named executive during the True-Up period minus amounts earned above the target opportunity for his Business Unit Annual Incentive Bonus or plus amounts earned below the Business Unit Annual Incentive Bonus.  For more information regarding Business Unit Annual Incentive Bonus see page 43.

3)
Company earnings per share performance is compared to the Peer Banks. The “True-Up Performance Measure” consists of two calculations.  The first, meant to capture pre and post recession performance, considers the earnings per share growth beginning with the average earnings per share for 2006 and 2007 for the Company and each Peer Bank and ending with the average earnings per share for 2012 and 2013 for the Company and each Peer Bank existing as of December 31, 2013 (the “Pre and Post Recession Performance”).  The second, meant to capture recessionary period performance, calculates growth in cumulative earnings per share for the Company and each Peer Bank as of December 31, 2011 for 2008 through 2011 over the average of 2006 and 2007 earnings per share for the Company and each Peer Bank respectively as of December 31, 2011 determined by adding the earnings per share for the Company and each Peer Bank respectively as of December 31, 2011 for 2008, 2009, 2010 and 2011 and dividing by the earnings per share average for 2006 and 2007 for the Company and each of the Peer Banks respectively as of December 31, 2011 (the “Recessionary Period Performance”).

The Pre and Post Recession Performance of the Company and each Peer Bank is ranked from highest to lowest and the Company’s percentile ranking is determined (the “Company Pre and Post Recession Performance Ranking”).  The Recessionary Period Performance of the Company and each Peer Bank is ranked from highest to lowest and the Company’s percentile ranking determined (the “Company Recessionary Period Performance Ranking”); provided however, that in the event the Company does not have positive earnings per share for fiscal year 2011, the Company Recessionary Period Ranking shall equal zero percent (0%) (a “Recessionary Period Performance Ranking Downgrade”).  The purpose of providing for a Recessionary Period Performance Ranking Downgrade is to make the True-Up Plan compliant with Section 162(m) of the Internal Revenue Code.

The Company Pre and Post Recession Performance Ranking and the Company Recessionary Period Performance Ranking as determined above are averaged with the result being the “Company Performance Percentile Ranking”.

4)
The Company Performance Percentile Ranking is then applied to the Peer Bank Compensation Ranking for each executive position to determine each of the Company’s named executives’ respective “Peer Bank Comparable Compensation.”  If the Peer Bank Comparable Compensation is more than that of the respective named executive, the Committee will award the differential to the named executive (the “Company True-Up Amount”).  If the Peer Bank Comparable Compensation is less than the respective Company Executive Compensation, the named executive will compensate the Company for the difference (the “Executive True-Up Amount”); provided that, that in the event of a Company Recessionary Period Performance Ranking Downgrade, (a) the Company Recessionary Period Performance Ranking shall be re-calculated to represent the Company’s actual percentile performance ranking and not an automatic downgrade to zero percent (0%) (which was included for purposes of Section 162(m) of the Internal Revenue Code) (an “Actual Recessionary Period Ranking Adjustment”) and (b) all subsequent calculations effected by the definition of Company Recessionary Period Performance Ranking, including the final determination of the Executive True-Up Amount, shall be re-calculated to reflect the Actual Recessionary Period Ranking Adjustment.

5)
Payment under the True-Up Plan is awarded.  In the event a named executive is owed a Company True-Up Amount, the Committee shall award the named executive the Company True-Up Amount in cash (“Cash True-Up”) and restricted shares (“Share True-Up”) in proportion to the average cash to stock ratio awarded by the Peer Banks during the True-Up Period.  The Company True-Up Amount shall be paid on or before May 31, 2014 (the “True-Up Payment Date”).  The maximum amount Company True-Up Amount which may be paid to any one named executive is $20 million.  For additional information respecting interest, dividends and vesting related to the Cash True-Up or the Share True-Up, see page 20 herein.

In the event the Company is owed an Executive True-Up Amount, the Committee shall determine a reasonable time frame and methodology for the named executive to compensate the Company for the Executive True-Up Amount.

Amendments to the Executive Incentive Plan

The Committee is proposing amendments to the Plan which, among other improvements, are designed to cause the Plan to better perform in varying economic cycles. Amendments to the Plan are summarized as follows.  For additional details regarding the Plan see Proposal Two on page 15.  Shareholders should read the amended Plan in its entirety at Appendix A.

1)
 Relative Peer Bank Earnings Per Share Ranking Replaces Earnings Per Share Matrix.  Because the Committee views earnings per share growth as an important variable used to measure profitability and determine the Company’s stock price and, thus, shareholder value, earnings per share growth continues to remain the primary performance measure under the Plan.  However, rather than earnings per share performance being determined on a narrow plus or minus percentage point grid, earnings per share performance versus the Peer Banks will be based on the Company’s relative ranking among the Peer Banks.

a)
 Annual Incentive.  To determine annual incentive compensation under the Plan, the trailing two-year average earnings per share growth amount is calculated for each Peer Bank and the Company.  (The length of the performance period is unchanged from the existing Plan.)  The results are sorted top-to-bottom to determine the Company’s relative performance ranking.  The average annual bonuses for each named executive position are taken from the Peer Banks’ past two proxy statements and sorted top-to-bottom.  The Company’s relative earnings per share growth performance ranking is matched to the top-to-bottom list of Peer Bank named executive annual bonuses to determine the annual bonus for each of the Company’s named executives.

As with the existing Plan, (i) the Chief Executive Officer and Chief Financial Officer annual bonus calculation is based completely on earnings per share performance as provided above and (ii) for the other named executives, one half of the annual bonus will be based on earnings per share growth performance while the other half is subject to the existing matrix which calculates the annual incentive amounts based on respective division performance relative to the Company’s performance plan (see page 41).

b)
Long-term Incentive.  The determination of long-term incentive compensation will no longer be based on a target percentage of base salary, but will equal the median of Peer Banks stock-based grants by executive position derived from the average of the last two year’s long-term incentive as reported in the respective Peer Banks’ two most recent proxy statements.  The three-year, forward looking earning per share performance period in the existing Plan is eliminated. The Committee felt that the stock options, which are by their nature performance based, rising and falling in value based on stock price sufficiently aligns compensation with long-term performance.   Further, the restricted stock has a new performance standard under the revised Plan.  To the extent the Company’s earnings per share do not equal or exceed $1.00 per share, the named executive will forfeit all the restricted stock granted to him or her the previous year on or before March 15 of the year following that in which the granted occurred.  To the extent the Company’s earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share, the named executive will retain all restricted stock granted to him or her the previous year.  The pro-rated seven year vesting period for stock options and the five year cliff vesting for restricted shares remains unchanged.

c)
Peer Banks.  The Committee was concerned that larger banks included in the Peer Banks may upwardly skew comparable compensation under the Plan.  To address this concern, under the amended Plan, Peer Banks will be determined based on the following guidelines.

i)
The Peer Banks will only include publically traded, Securities Exchange Commission registered, United States bank holding companies (“BHCs”) as defined in the SNL Financial Public Companies Bank Database.

ii)
The Peer Banks will only include an equal number of BHCs above and below the Company with the Company being the median bank; provided however, that BHCs with assets greater than 300% of the Company’s assets or less than 50% of the Company’s assets will be excluded from the Peer Banks.

For further information respecting the Plan guidelines for establishing the Peer Banks see page 17.

 Promoting Long-Term Growth and Discouraging Excessive Risk Taking

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”).  In response, Company management formed a review committee consisting of members from human resources, risk, accounting, finance, legal, compliance and the various business lines (the “Compensation Review Committee”).  The Compensation Review Committee undertook to review all the compensation policies of the Company in accordance with the Compensation Guidance.  The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight.  The review included the Executive Incentive Plan.  The Compensation Review Committee reported to the Committee that the Company plans, including the Executive Incentive Plan, (1) had a satisfactory balance of risk and reward and (2) that controls, risk management and corporate governance were adequate.

The Committee also considered risk when drafting the proposed True-Up Plan and amendments to the Executive Incentive Plan.  The Committee has determined that the Executive Incentive Plan, the True-Up Plan and other executive incentive policies and procedures encourage long-term, sustained growth rather than excessive risk taking.  The Committee reviewed the (1) length of the performance period, (2) amounts of equity ownership, (3) vesting periods for stock options and restricted stock and (4) emphasis of shareholders and management on long-term growth.  The Committee found these elements of compensation sufficient to discourage excessive risk taking and to emphasize long-term growth.

Length of Performance Period

The earnings per share growth for annual incentive is measured by comparing the earnings per share growth of the Peer Banks for a trailing two-year period determined as of the end of the year in respect of which the annual incentive is to be paid (i.e. a two year look back from the date annual incentive is paid).  While amendments to the Executive Incentive Plan eliminate the three year forward looking performance period for long-term incentive, the Committee believes that the performance nature of the stock options and the performance criteria for restricted stock, coupled with the lengthy vesting periods for these equities, sufficiently incentivizes management to pursue long-term results.

Significant Equity Ownership

All long-term executive compensation is paid in stock options or restricted stock.  For 2010, 32.3% of compensation to named executives was awarded as equity.  Stock ownership guidelines require the CEO to own 75,000 shares of BOK Financial stock.  All other named executives must own 20,000 shares of BOK Financial stock.  Executives may not sell any shares received as compensation until such time as the ownership guidelines are achieved.  The result is that BOK Financial executive officers own, and must continue to hold, a significant amount of BOK Financial stock at all times.  For a further accounting of BOK Financial named executive equity ownership see page 7.

Lengthy Vesting Period for Stock Options and Restricted Stock

Stock option grants vest over a seven year period and restricted stock grants vest in total after five years.  According to a recent review of the peer group, typical vesting periods for stock options is three to four years and restricted stock is three to five years.  BOK Financial’s extended vesting periods create a long-term commitment to the Company and a motivation for ongoing success.

Shareholder and Chief Executive Officer Emphasis on Long-Term Success

Mr. George Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Mr. Stan Lybarger, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance

          By basing the Executive Incentive Plan on Peer Bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times.  Under the proposed amendments to the Plan, all the named executive officers (other than the CEO and CFO) receive 50% of their annual incentive based on Company per share earnings growth compared to Peer Banks per share earnings growth (“EPS Growth”). The CEO and CFO annual incentive is based 100% on EPS Growth.  Long-term compensation is based on comparison to the peer bank median and is paid in stock options and restricted stock, which by their nature or terms are performance based.

The Committee’s goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent.  The Committee has reviewed previous years’ earnings per share performance relative to the Peer Banks and compensation paid to named executive officers relative to compensation paid for similar positions at Peer Banks.  In 2009, the earnings per share ranking for BOK Financial relative to the Peer Banks was 73% and the total compensation paid ranking (for named executives) relative to the Peer Banks was 67%.  In 2008, the earning per share ranking for BOK Financial relative to the Peer Banks was 75% and the total compensation paid ranking (for named executives) relative to Peer Banks was 66%.  For additional information regarding the determination of Peer Banks see page 17.

The Committee, based on experience during previous unfavorable economic cycles, is sensitive to the fact that reducing executive compensation during a downturn could result in poor morale, diminished motivation and loss of high quality executives to other financial institutions and industries. By maintaining current compensation levels, the Company aims to better position BOK Financial to work through these difficult times and take full advantage of the eventual economic turnaround.

Factors Used for Establishing Executive Compensation

The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:

Earnings Per Share Growth Compared to Peers

•	EPS Growth is used to measure the annual incentive under the Executive Incentive Plan.

•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the company’s stock price and, thus, shareholder value.

Net Direct Contribution

•
Net Direct Contribution is a mathematical calculation designed to compare the actual financial contribution of a business unit to its planned performance.  Net Direct Contribution is determined, generally, by calculating the net operating income of a business unit and subtracting loan charge offs and activity charges.  Activity charges typically include information technology, accounting and other back-office services provided by one business unit to another.

•
Prior to the beginning of the new fiscal year, the CEO asks executives to develop business plans which include anticipated expenses and targeted revenue for their respective areas of responsibility (the “Net Direct Contribution Plans”).  The CEO and CFO, in concert with the responsible executive, review and modify the Net Direct Contribution Plans.  The CEO and CFO then aggregate the Net Direct Contribution Plans to develop an overall Company-wide budget and plan (the “Annual Plan”).  The Annual Plan is presented to the Company Board of Directors for review and comment.

•
For Mr. Bradshaw, Net Direct Contribution was linked to the financial performance of the Consumer Banking, Mortgage Banking, Treasury Services, Wealth Management and Commercial Banking activities in Kansas City and Colorado.  For Mr. Ellinor, Net Direct Contribution was linked to financial performance of Commercial Banking in Oklahoma, New Mexico, Arizona and Arkansas, Commercial Real Estate and Energy Lending, Dealer Financial Services, Private Equity-Merchant Banking, and TransFund.  For Mr. Parker, Net Direct Contribution was linked to the Operations and Technology division.

•	Linking compensation to Net Direct Contribution motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Individual Performance Goals

•	At the beginning of each year, the CEO meets with each of the named executives to establish individual performance goals.

•	Progress is discussed with each executive periodically throughout the year.

Peer Group Compensation Data

•	The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.

•
The Committee uses this information to assist in setting salary and, in future years, to establish annual and long-term compensation in accordance with the revised Plan and also to determine payments under the True-Up Plan.

•	Upon approval of Proposal Two herein, the Committee will annually update the peer group of bank holding companies in accordance with the following guidelines:

•	The Peer Banks will include only publicly-traded, SEC registered, United States bank holding companies (“BHCs”) as defined in SNL Financial Public Companies Bank Database.

•
The Peer Banks will include an equal number of BHCs above and below the Company with the Company being the median bank; provided, however, that BHC with assets greater than 300% of the Company’s assets or less than 50% of the Company’s assets (as of the date for which the calculation is being made) shall be excluded from the Peer Banks.

•
Notwithstanding the foregoing or anything to the contrary in this Plan, in the event the Peer Banks contain any financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under this Plan, such financial institution shall be eliminated from the group of Peer Banks and replaced with the financial institution that  has the next smallest amount of assets of those financial institutions eligible for the Peer Banks  that are not already included in the Peer Group, even if such financial institution has total assets less than 50% of the Company.  Asset size means total assets at the end of the calendar year for which the compensation is being paid.

The Plan currently requires that for 2010 the Peer Banks include 30 bank holding companies (15 next largest to the Company and 15 next smallest for the Company).  For 2010, the Peer Banks included:

Financial Institution	Total Assets ($000) (1)
PNC Financial Services Group, Inc.	264,284,000
Bank of New York Mellon Corporation	247,259,000
SunTrust Banks, Inc.	172,874,000
BB&T Corporation	157,081,000
Regions Financial Corporation	132,351,000
Fifth Third Bancorp	111,007,000
KeyCorp	91,843,000
Northern Trust Corporation	83,843,900
M&T Bank Corporation	68,021,263
Huntington Bancshares Inc.	53,819,642
Comerica Incorporated	53,667,000
Zions Bancorporation	51,034,886
Marshall & Ilsley Corporation	50,832,000
Synovus Financial Corp.	30,093,148
First Horizon National Corporation	24,698,952
Associated Banc-Corp	21,785,596
City National Corporation	21,353,118
First Niagara Financial Group, Inc.	21,083,853
First Citizens BancShares, Inc.	20,806,659
East West Bancorp, Inc.	20,700,537
Commerce Bancshares, Inc.	18,502,339
TCF Financial Corporation	18,465,025

Webster Financial Corporation	18,038,068
Cullen/Frost Bankers, Inc.	17,617,000
SVB Financial Group	17,527,761
Fulton Financial Corporation	16,275,254
Valley National Bancorp	14,143,826
FirstMerit Corporation	14,136,908
Wintrust Financial Corporation	13,968,074
Susquehanna Bancshares, Inc.	13,954,085
BOK Financial Corp	23,941,603

(1)	For period ending December 31, 2010.

Components of Executive Compensation

Salary – Executives receive a base salary which is paid in cash twice monthly.  Each year the Committee reviews executive base salaries to determine if adjustments should be made in view of a change in executives’ roles and responsibilities, value added to the company, individual performance, experience, evaluation of peer data, and overall success of the company.  The Committee considers the reports of performance and recommendations of the CEO, as well as peer data compiled by the Company’s internal compensation group.  The Committee has historically sought to align executive salaries with the Peer Bank median for related executive roles and experience.

Executive Incentive Compensation – The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which is paid in stock options or performance shares, or a combination thereof (at the option of the executive).  No annual cash incentive for any one participant may exceed $2,000,000.  No more than 60,000 shares of restricted stock and 200,000 stock options may be issued to a single participant in any one year.   Stock options and performance shares are awarded on the second business Friday of January.  The following assumes that Proposal Two respecting amendments to the Plan are adopted by shareholders.

(1)
Comparable Executive Position.   For purposes of both annual and long-term incentive, each named executive’s position shall be compared to the Peer Banks’  executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”):  The Company’s Chief Executive Officer shall be compared against the chief executive officers of the Peer Banks; the Chief Financial Officer shall be compared against the chief financial officers of the Peer Banks; Mr. Ellinor and Mr. Bradshaw shall be compared to the average of the two highest paid positions (excluding the chief executive officer and the chief financial officer) of the Peer Banks; and all other named executives shall be compared to the third highest paid position of the Peer Banks (excluding the chief executive officer and the chief financial officer).

(2)	Annual Incentive Bonus. The “Annual Incentive Bonus” is determined as follows:

(i)
The two year average earnings per share growth (“Average Growth”) is calculated for each Peer Bank and for the Company based upon such Peer Bank’s filings with the Securities and Exchange Commission.  The Company and the Peer Banks are then ranked starting with the highest Average Growth and ending with the lowest Average Growth (the “EPS Percentile Ranking”).

(ii)
The two year average annual bonus amount for each Comparable Executive Position at each Peer Bank is then calculated based upon such Peer Banks’ past two proxy statements (the “Peer Bank Annual Bonus Amount”).  The Peer Bank Annual Bonus Amount for each Comparable Executive Position is then ranked starting with the highest Peer Annual Bonus Amount and ending with the lowest Peer Annual Bonus Amount (the “Peer Bank Annual Percentile Bonus Ranking”).

(iii)
The Company’s EPS Percentile Ranking is then applied to the Peer Bank Annual Bonus Percentile Ranking for each Comparable Executive Position to determine a Plan participant’s “Peer Bank Annual Bonus Match”.  For example, if the Company’s EPS Percentile Ranking is at the 90th percentile, then the Peer Bank Annual Bonus Match for the Company’s Chief Executive Officer would be at the 90th percentile of the Chief Executive Officer Annual Bonus Amount in the Peer Bank Annual Bonus Percentile Ranking.

(iv)	The Annual Incentive Bonus for the Company’s Chief Executive Officer and its Chief Financial Officer equals that of the their respective Peer Bank Annual Bonus Match.

(v)
The Annual Incentive Bonus for named executives (other than the Chief Executive Officer and Chief Financial Officer) shall equal (i) fifty percent of the amount of their Peer Group Annual Bonus Match and (ii) the Business Unit Annual Incentive Bonus (as hereafter defined).

(vi)
The Business Unit Annual Incentive Bonus is based upon the applicable business unit net direct contribution matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met (the “Business Unit Annual Incentive Bonus”).  The target opportunity for the Business Unit Annual Incentive Bonus will be calculated as a percentage of base salary, determined individually for each executive.  Such target opportunity, and the business unit goals, are established by the Chief Executive Officer and approved by the Committee.

(vii)
The Business Unit Annual Incentive Bonus for the three named executives (other than the CEO and CFO whose annual incentive is based solely on EPS Growth), is 100% of the planned Net Direct Contribution (described on page 41) for such named executive’s respective area of responsibility.  For 2010, the Net Direct Contribution targets were as follows (in thousands):  Mr. Bradshaw - $104,234; Mr. Ellinor - $113,410; Mr. Parker - $-156,236.  Mr. Parker, as Chief Information Officer, oversees business operations which include project execution, maintaining service standards and expense reduction.  Unlike Mr. Bradshaw and Mr. Ellinor, whose Net Direct Contribution targets represent business unit revenue, Mr. Parker’s Net Direct Contribution is tied to operational expenses, resulting in a negative Net Direct Contribution target amount.  For 2010, the named executives attained their Net Direct Contribution targets as follows:  Mr. Bradshaw attained 154.2%, Mr. Ellinor attained 124.4% and Mr. Parker attained 102.4%.  When averaged with the 2009 results, the results of Net Direct Contribution performance equates to an annual incentive payment of approximately 200% of target for Mr. Bradshaw, 179% of target for Mr. Ellinor and 156% for Mr. Parker.

(3)	Long Term Incentive Compensation. “Long Term Incentive Compensation” is determined as follows:

(i)
The two year average long term incentive compensation amount for each Comparable Executive Position at each Peer Bank is calculated based upon such Peer Banks’ past two proxy statements (the “Peer Bank Long Term Incentive Compensation Amount”).

(ii)
The Long Term Incentive Compensation awarded to each named executive shall equal the median of all the Peer Bank Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position.

(iii)
Each named executive will, immediately prior to the date of grant each year, specify the percentage of the Long Term Incentive Compensation that the Plan participant desires to receive by the issuance of options and the percentage the participant desires to receive by the issuance of restricted stock.  The elections available to each participant will be (i) 100% options; (ii) 100% restricted stock, or (iii) 50% options and 50% restricted stock.  The number of options or shares will be based on the value of each option or performance share and the total Long Term Incentive Compensation intended to be granted.

(iv)
To the extent a named executive elects to receive all or any portion of his Long Term Incentive Compensation through an issuance of restricted stock, the measure against which such Plan participant’s performance will be based is as follows.  To the extent the Company’s earnings per share for the year following the grant of restricted stock does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the restricted stock granted to him or her the previous year on or before March 15 of the year following that in which the grant occurred.  Dividends paid on restricted stock will not be forfeited, even if the restricted stock itself is forfeited.   To the extent the Company’s earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant shall retain all the restricted stock granted to him or her the previous year.

 Thrift Plan – Executives may contribute to the BOK Thrift Plan, a 401(k) eligible plan.  Employee contributions are matched by the company up to 6% of the base compensation based on years of service.  Participants may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Pension Plan - The Pension Plan was established in 1987 as a cash balance defined benefit pension plan.  Benefits are determined based on a hypothetical account balance that accumulates over time.  The account balances grow based on a 5.25% interest credit on prior balances.  In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.

Special Grants – In 2001, BOK adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years.  Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”).  The Special Options vest two years after the grant date and expire 45 days after vesting.  The exercise price for the Special Options is the market value for BOK Financial common stock on NASDAQ on the day of grant.  The final Special Options were granted in 2009.

Deferred Compensation – Four of the five named executives are party to an individual Deferred Compensation Agreement that permitted, until year-end 2004, the deferral of certain compensation.  The CEO is the only named executive officer that is party to an Amended and Restated 409A Deferred Compensation Agreement which currently allows awards of performance shares and options to be deferred.  The executive Deferred Compensation agreements are discussed in further detail under “Nonqualified Deferred Compensation” on page 65.

Perquisites and Other Personal Benefits – Other than the participation in the plans and programs described above, benefits which are very immaterial in nature, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.

Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value.  Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term.  Rather, the Committee considers its varied objectives, personal performance, company performance and data regarding Peer Bank compensation to establish the appropriate level and mix of incentive compensation.  The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance – BOK Financial rewards sustained, above peer performance through the Executive Incentive Plan consisting of a two year EPS Growth look back for annual compensation.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Net Direct Contribution (except for the CEO and CFO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals.  Long-term compensation, which is awarded entirely as equity, promotes teamwork by all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results – By using EPS Growth and Net Direct Contribution as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company.   The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks –To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests – While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests.  All long-term executive compensation is paid in stock options or performance shares.  Stock ownership guidelines require the CEO to own 75,000 shares of company stock.  All other named executives must own 20,000 shares of company stock.  Executives who fail to meet the stock ownership guidelines may not sell BOK Financial stock until such ownership amounts are attained.

Long-term Commitment to the Company – BOK Financial values company experience and stability of operations.  BOK Financial promotes loyalty through an extended seven year stock option vesting period and a five year performance share vesting period.

Change in Control and Termination Benefits

            The Company has a limited number of changes in control benefits for executive officers.  If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 69), and such termination is other than “for cause” (as defined in footnote 2 on page 68), then all unvested performance shares and stock options he or she has been granted vest.  Stock options must then be exercised within 90 days of the change in control.  Mr. Lybarger’s employment agreement provides that Mr. Lybarger may terminate his employment agreement upon a “change in control” (as defined in footnote 4 on page 66) and receive severance and other benefits more fully described on pages 66 and 67.   These change in control benefits have been in effect since the creation of the BOK Financial stock option plan and the initial employment agreement with Mr. Lybarger in 1991.  The Company believes the provisions are generally in line with current market practices and has seen no reason, to this point, to provide additional change in control protection.

Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company.  Mr. Lybarger, Mr. Bradshaw, Mr. Ellinor and Mr. Parker are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments Upon Termination found on pages 67-68.  The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.

Stock Option Grant Policy

In 2004, BOK Financial initiated a policy of granting all Company stock options, to both named executives and all other Company employees, on the first business Friday in January.  This date was chosen by the Chief Executive Officer and the Chairman of the Board and is also the date that performance shares are awarded pursuant to the Executive Incentive Plan.  In 2006, the pre-established grant date was changed to the second business Friday in January to account for administrative challenges during the holiday season (the “Grant Date”).

All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date.  There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code - Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan are designed to comply with Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer.  However, performance-based compensation determined in accordance with IRS regulations is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Section 409A of the Internal Revenue Code – If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture.  In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income.  The Company believes all deferred compensation benefits currently comply with 409A.

Committee Report

The Committee held three meetings during fiscal year 2010.  The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and delivered to shareholders.

INDEPENDENT COMMITTEE

Greg S. Allen (Chairman)
Chester E. Cadieux, III (non-voting)
Joseph W. Craft, III
David F. Griffin (non-voting)
George B. Kaiser (non-voting)
Steven J. Malcolm

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company's equity compensation plans in effect at December 31, 2010.  Plans included in the following table consist of the BOK Financial 2000, 2001 and 2003 Stock Option Plans, as well as the 2003 Executive Incentive Plan, the 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan.  The material features of the various stock-based compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders: stock options and shares	3,135,334	$45.62	4,436,962
Equity compensation plans not approved by security holders	None	None	None
Total	3,135,334		4,436,962

(1)	Includes 453,229 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning the compensation for the past three fiscal years of those persons who were, at December 31, 2010, (i) the Chief Executive Officer (Mr. Lybarger), (ii) the Chief Financial Officer (Mr. Nell), and (iii) the three other most highly compensated executive officers of the Company.  Because of the value of Mr. Lybarger’s pension benefit, which reflects 32 years of service, and the fact that a greater portion of Mr. Lybarger’s compensation has been deferred, column (h) for Mr. Lybarger differs significantly from the other named executives.  Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Award ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Stanley A. Lybarger President & Chief Executive Officer, BOK Financial and BOKF	2010	$828,600	$173	$1,988,640	$230,665	$1,242,900	$2,342,844	$29,400	$6,663,222
	2009	$828,600	$0	$1,958,417	$298,411	$1,242,900	$3,431,769	$29,400	$7,789,497
	2008	$828,600	$0	$1,657,186	$616,482	$1,242,900	$(2,456,217)	$27,600	$1,916,551

Steven E. Nell Executive Vice President, Chief Financial Officer, BOK Financial and BOKF	2010	$402,500	$147	$231,260	$315,008	$405,000	$37,528	$29,400	$1,420,843
	2009	$388,749	$0	$185,009	$283,770	$395,000	$48,813	$29,400	$1,330,821
	2008	$370,000	$0	$0	$458,480	$370,000	$(32,232)	$27,600	$1,193,848

Steven G. Bradshaw Senior Executive Vice President, BOKF	2010	$452,500	$147	$356,876	$299,427	$546,000	$35,975	$34,170	$1,725,095
	2009	$440,000	$0	$293,752	$259,626	$361,529	$38,194	$29,400	$1,422,501
	2008	$425,000	$0	$269,722	$273,258	$358,666	$(8,745)	$27,600	$1,345,501

Daniel H. Ellinor Senior Executive Vice President, BOKF	2010	$452,500	$147	$531,263	$66,982	$487,948	$7,382	$25,854	$1,572,076
	2009	$442,500	$0	$305,030	$256,903	$213,600	$4,897	$75,060	$1,297,990
	2008	$435,000	$0	$285,912	$275,389	$208,800	$5,213	$24,188	$1,234,502

Donald T. Parker Executive Vice President, Operations and Technology, BOK Financial	2010	$375,250	$147	$0	$580,836	$294,485	$0	$14,700	$1,265,418
	2009	$366,250	$0	$149,995	$297,186	$284,631	$0	$116,308	$1,364,370
	2008	$355,000	$0	$0	$313,114	$271,723	$0	$76,258	$1,016,095

(1)
The amounts in column (e) for 2010 are the dollar amounts of the aggregate grant date fair value of stock awards granted during the fiscal year.  For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value for 2010 was reported based on the probable outcome of the performance conditions determined as of the grant date.  The amounts in column (e) for 2008 and 2009 have been recomputed to reflect the updated probable outcome of the performance conditions consistent with FASB ASC Topic 718-10-35.  The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant date fair value of stock compensation are included in footnotes 1 and 12 to the

Company’s audited consolidated financial statements for the year ended December 31, 2010, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.  If the highest level of performance conditions is achieved, the grant date fair value of the stock awards will be as follows for each of 2010, 2009, and 2008 respectively: (i) Lybarger: $2,817,227; $2,787,019; and $2,485,780; (ii) Nell: $346,890; $277,514; and $0; (iii) Bradshaw: $489,677; $400,000; and $369,720; (iv) Ellinor: $748,757; $413,790; and $388,405; and (v) Parker: $0; $149,995; and $0.

(2)
The amounts in column (f) for 2010 are the dollar amounts of the aggregate grant date fair value of option awards granted during the fiscal year.  For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value for 2010 was reported based on the probable outcome of the performance conditions determined as of the grant date.  The amounts in column (e) for 2008 and 2009 have been recomputed to reflect the updated probable outcome of the performance conditions consistent with FASB ASC Topic 718.  The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant date fair value of stock compensation are included in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2010, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

(3)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 43under the heading “Components of Executive Compensation.”

(4)
The amounts in column (h) for 2010 include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate of 5.15% and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 65.

(5)
The amounts in column (i) for 2010 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Lybarger $29,400; Nell, $29,400; Bradshaw, $29,400; Ellinor, $14,700; Parker, $14,700.  Amounts also include: trip earnings (personal portion of a trip such as an accompanying spouse or a free day) for Bradshaw $4,770 and Ellinor $11,154.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information concerning the exercise of stock options and the vesting of performance shares by the named executive officers during fiscal year 2010:

	Option Awards				Stock Awards
(a)	(b)		(c)		(d)		(e)
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stanley A. Lybarger	25,424	(1)	$1,310,852.41	(1)	19,205	(1)	$1,025,547	(1)
Steven E. Nell	3,199		$261,038		0		$0
Steven G. Bradshaw	3,632		$283,537		3,525		$276,665
Daniel H. Ellinor	9,062		$87,384		3,796		$297,919
Donald T. Parker	0		$0		8,608		$613,009

(1) Represents amounts deferred at the option of Mr. Lybarger.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan, (ii) the options and performance shares award as long-term compensation pursuant to the Executive Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
EMPLOYEE NAME	Grant Date (m/dd/yy)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Stanley A. Lybarger		(1)	$0	$621,450	$1,242,900
	1/15/2010(3)					8,578	34,310	51,465				$1,657,173

Steven E. Nell		(1)	$0	$202,500	$405,000
	1/15/2010(2)					3,366	13,464	20,196			$48.30	$205,393
	1/15/2010(3)					1,197	4,788	7,182				$231,260

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
EMPLOYEE NAME	Grant Date (m/dd/yy)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Steven G. Bradshaw		(1)	$0	$273,000	$546,000
	1/15/2010(2)					3,866	15,465	23,198			$48.30	$235,924
	1/15/2010(3)					1,375	5,499	8,249				$265,602

Daniel H. Ellinor		(1)	$0	$273,000	$546,000
	1/15/2010(3)					2,252	9,006	13,509				$434,990

Donald T. Parker		(1)	$0	$188,500	$377,000
	1/15/2010(2)					7,751	31,004	46,506			$48.30	$472,966

(1)
Represents annual incentive targets established by the Independent Compensation Committee on March 20, 2010 for service performed in 2010.  Annual incentive cash awards were finalized and approved by the Independent Compensation Committee on February 22, 2011 and are provided in column (g), “Summary Compensation Table” on page 51 herein.

(2)
Represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan.  The awards relate to services performed in 2009.  The stock options vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and terminate three years after vesting.  The number of stock options is subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page  34 herein.

(3)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan.  The awards relate to services performed in 2009.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three years unless certain stock ownership guidelines are met as further described in “Compensation Discussion and Analysis” on page 34 herein.  The amount of performance shares are subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 34 herein.

(4)
The exercise price for all stock option awards is the fair market value of BOK Financial common stock on the date the award is granted.  For further discussion of the Company’s Stock Option Grant Policy see page 48 herein.

(5)
The amounts in column (l) represent the grant-date fair value of non-vested stock and stock options awarded.  For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value was reported based on the probable outcome of the performance conditions, determined as of the grant date.  The Company’s policy regarding the valuation of stock compensation is included in footnote 1 and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnote 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2010 which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes stock options and performance shares outstanding as of December 31, 2010.

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Stanley A. Lybarger	6,462		--		--	$30.50	3/24/2012	--	--	--	--
Stanley A. Lybarger	6,462		--		--	$30.50	3/24/2013	--	--	--	--
Stanley A. Lybarger	8,806		--		--	$37.74	1/6/2012	--	--	--	--
Stanley A. Lybarger	8,807		--		--	$37.74	1/6/2013	--	--	--	--
Stanley A. Lybarger	--		8,807		--	$37.74	1/6/2014	--	--	--	--
Stanley A. Lybarger	21,619		--		--	$47.34	1/6/2012	--	--	--	--
Stanley A. Lybarger	21,618		--		--	$47.34	1/6/2013	--	--	--	--
Stanley A. Lybarger	--		21,619		--	$47.34	1/6/2014	--	--	--	--
Stanley A. Lybarger	--		21,619		--	$47.34	1/6/2015	--	--	--	--
Stanley A. Lybarger	--		11,195		--	$47.05	1/5/2012	--	--	--	--
Stanley A. Lybarger	--		11,195		--	$47.05	1/5/2013	--	--	--	--
Stanley A. Lybarger	--		--		11,195	$47.05	1/5/2014	--	--	--	--
Stanley A. Lybarger	--		--		11,195	$47.05	1/5/2015	--	--	--	--
Stanley A. Lybarger	--		--		11,195	$47.05	1/5/2016	--	--	--	--
Stanley A. Lybarger	9,975		--			$54.33	1/11/2012	--	--	--	--
Stanley A. Lybarger	9,974		--			$54.33	1/11/2013	--	--	--	--
Stanley A. Lybarger	--		--		9,975	$54.33	1/11/2014	--	--	--	--
Stanley A. Lybarger	--		--		9,975	$54.33	1/11/2015	--	--	--	--
Stanley A. Lybarger	--		--		9,975	$54.33	1/11/2016	--	--	--	--
Stanley A. Lybarger	--		--		9,975	$54.33	1/11/2017	--	--	--	--
Stanley A. Lybarger	--		8,039	*	--	$47.67	2/7/2012	--	--	18,302	$977,327
Stanley A. Lybarger	--		--		--	--	--	--	--	34,197	$1,826,120
Stanley A. Lybarger	--		--		--	--	--	--	--	45,217	$2,414,588
Stanley A. Lybarger	--		--		--	--	--	--	--	34,310	$1,832,154

Steven E. Nell	1,561		--		--	28.27	12.18-11
Steven E. Nell	1,819		--		--	$30.87	1/2/2012	--	--	--	--
Steven E. Nell	1,819		--		--	$30.87	1/2/2013	--	--	--	--
Steven E. Nell	1,850		--		--	$37.74	1/6/2012	--	--	--	--
Steven E. Nell	1,849		--		--	$37.74	1/6/2013	--	--	--	--
Steven E. Nell	--		1,850		--	$37.74	1/6/2014	--	--	--	--
Steven E. Nell	4,875		--		--	$47.34	1/6/2012	--	--	--	--
Steven E. Nell	4,874		--		--	$47.34	1/6/2013	--	--	--	--
Steven E. Nell	--		4,874		--	$47.34	1/6/2014	--	--	--	--
Steven E. Nell	--		4,875		--	$47.34	1/6/2015	--	--	--	--
Steven E. Nell	5,390		--		--	$47.05	1/5/2012	--	--	--	--
Steven E. Nell	5,389		--		--	$47.05	1/5/2013	--	--	--	--
Steven E. Nell	--		--		5,390	$47.05	1/5/2014	--	--	--	--
Steven E. Nell	--		--		5,389	$47.05	1/5/2015	--	--	--	--
Steven E. Nell	--		--		5,390	$47.05	1/5/2016	--	--	--	--
Steven E. Nell	4,741		--		--	$54.33	1/11/2011	--	--	--	--
Steven E. Nell	4,740		--		--	$54.33	1/11/2012	--	--	--	--
Steven E. Nell	4,740		--		--	$54.33	1/11/2013	--	--	--	--
Steven E. Nell	--		--		4,740	$54.33	1/11/2014	--	--	--	--
Steven E. Nell	--		--		4,740	$54.33	1/11/2015	--	--	--	--
Steven E. Nell	--		--		4,740	$54.33	1/11/2016	--	--	--	--
Steven E. Nell	--		--		4,741	$54.33	1/12/2017	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2012	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2013	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2014	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2015	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2016	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2017	--	--	--	--
Steven E. Nell	--		--		6,202	$48.46	1/10/2018	--	--	--	--
Steven E. Nell	745	*	--		--	$44.30	1/17/2011	--	--	--	--
Steven E. Nell	965	*	--		--	$38.91	2/6/2011	--	--	--	--
Steven E. Nell	--		--		4,112	$36.65	1/8/2013	--	--	--	--
Steven E. Nell	--		--		4,112	$36.65	1/8/2014	--	--	--	--
Steven E. Nell	--		--		4,112	$36.65	1/8/2015	--	--	--	--
Steven E. Nell	--		--		4,113	$36.65	1/8/2016	--	--	--	--
Steven E. Nell	--		--		4,112	$36.65	1/8/2017	--	--	--	--
Steven E. Nell	--		--		4,112	$36.65	1/8/2018	--	--	--	--
Steven E. Nell	--		--		4,113	$36.65	1/8/2019	--	--	--	--
Steven E. Nell	--		965	*	--	$47.67	2/7/2012	--	--	--	--
Steven E. Nell	--		--		2,886	$48.30	1/15/2011	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2012	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2013	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2014	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2015	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2016	--	--	--	--
Steven E. Nell	--		--		2,885	$48.30	1/15/2017	--	--	--	--
Steven E. Nell	--		--		--	--	--	--	--	5,048	$269,563
Steven E. Nell	--		--		--	--	--	--	--	4,788	$255,679

Steven G. Bradshaw	2,342		--		--	$28.27	12/18/2011	--	--	--	--
Steven G. Bradshaw	2,576		--		--	$30.87	1/2/2012	--	--	--	--
Steven G. Bradshaw	2,577		--		--	$30.87	1/2/2013	--	--	--	--
Steven G. Bradshaw	2,466		--		--	$37.74	1/6/2012	--	--	--	--
Steven G. Bradshaw	2,466		--		--	$37.74	1/6/2013	--	--	--	--
Steven G. Bradshaw	--		2,466		--	$37.74	1/6/2014	--	--	--	--
Steven G. Bradshaw	2,730		--		--	$47.34	1/6/2012	--	--	--	--
Steven G. Bradshaw	2,729		--		--	$47.34	1/6/2013	--	--	--	--
Steven G. Bradshaw	--		2,730		--	$47.34	1/6/2014	--	--	--	--
Steven G. Bradshaw	--		2,731		--	$47.34	1/6/2015	--	--	--	--
Steven G. Bradshaw	3,020		--		--	$47.05	1/5/2012	--	--	--	--
Steven G. Bradshaw	3,020		--		--	$47.05	1/5/2013	--	--	--	--
Steven G. Bradshaw	--		--		3,020	$47.05	1/5/2014	--	--	--	--
Steven G. Bradshaw	--		--		3,020	$47.05	1/5/2015	--	--	--	--
Steven G. Bradshaw	--		--		3,021	$47.05	1/5/2016	--	--	--	--
Steven G. Bradshaw	2,747		--		--	$54.33	1/11/2011	--	--	--	--
Steven G. Bradshaw	2,746		--		--	$54.33	1/11/2012	--	--	--	--
Steven G. Bradshaw	2,746		--		--	$54.33	1/11/2013	--	--	--	--
Steven G. Bradshaw	--		--		2,746	$54.33	1/11/2014	--	--	--	--
Steven G. Bradshaw	--		--		2,746	$54.33	1/11/2015	--	--	--	--
Steven G. Bradshaw	--		--		2,746	$54.33	1/11/2016	--	--	--	--
Steven G. Bradshaw	--		--		2,747	$54.33	1/11/2017	--	--	--	--
Steven G. Bradshaw	--		--		3,596	$48.46	1/10/2012	--	--	--	--
Steven G. Bradshaw	--		--		3,595	$48.46	1/10/2013	--	--	--	--
Steven G. Bradshaw	--		--		3,596	$48.46	1/10/2014	--	--	--	--
Steven G. Bradshaw	--		--		3,595	$48.46	1/10/2015	--	--	--	--
Steven G. Bradshaw	--		--		3,595	$48.46	1/10/2016	--	--	--	--
Steven G. Bradshaw	--		--		3,595	$48.46	1/10/2017	--	--	--	--
Steven G. Bradshaw	--		--		3,596	$48.46	1/10/2018	--	--	--	--
Steven G. Bradshaw	2,412	*	--			$38.91	2/6/2011	--	--	--	--
Steven G. Bradshaw	--		--		4,724	$36.65	1/8/2013	--	--	--	--
Steven G. Bradshaw	--		--		4,724	$36.65	1/8/2014	--	--	--	--
Steven G. Bradshaw	--		--		4,723	$36.65	1/8/2015	--	--	--	--
Steven G. Bradshaw	--		--		4,723	$36.65	1/8/2016	--	--	--	--
Steven G. Bradshaw	--		--		4,724	$36.65	1/8/2017	--	--	--	--
Steven G. Bradshaw	--		--		4,723	$36.65	1/8/2018	--	--	--	--
Steven G. Bradshaw	--		--		4,724	$36.65	1/8/2019	--	--	--	--
Steven G. Bradshaw	--		2,412	*	--	$47.67	2/7/2012	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2014	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2015	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2016	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2017	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2018	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2019	--	--	--	--
Steven G. Bradshaw	--		--		3,314	$48.30	1/14/2020	--	--	--	--
Steven G. Bradshaw	--		--		--	--	--	--	--	5,039	$269,083
Steven G. Bradshaw	--		--		--	--	--	--	--	4,127	$220,382
Steven G. Bradshaw	--		--		--	--	--	--	--	5,798	$309,613
Steven G. Bradshaw	--		--		--	--	--	--	--	5,499	$293,647

Daniel H. Ellinor	2,642		--		--	$37.74	1/6/2012	--	--	--	--
Daniel H. Ellinor	2,642		--		--	$37.74	1/6/2013	--	--	--	--
Daniel H. Ellinor	--		2,643		--	$37.74	1/6/2014	--	--	--	--
Daniel H. Ellinor	3,169		--		--	$47.34	1/6/2012	--	--	--	--
Daniel H. Ellinor	--		3,168		--	$47.34	1/6/2013	--	--	--	--
Daniel H. Ellinor	--		3,168		--	$47.34	1/6/2014	--	--	--	--
Daniel H. Ellinor	--		3,169		--	$47.34	1/6/2015	--	--	--	--
Daniel H. Ellinor	3,252		--		--	$47.05	1/5/2012	--	--	--	--
Daniel H. Ellinor	3,253		--		--	$47.05	1/5/2013	--	--	--	--
Daniel H. Ellinor	--		--		3,252	$47.05	1/5/2014	--	--	--	--
Daniel H. Ellinor	--		--		3,252	$47.05	1/5/2015	--	--	--	--
Daniel H. Ellinor	--		--		3,253	$47.05	1/5/2016	--	--	--	--
Daniel H. Ellinor	2,897		--		--	$54.33	1/11/2011	--	--	--	--
Daniel H. Ellinor	2,897		--		--	$54.33	1/11/2012	--	--	--	--
Daniel H. Ellinor	2,896		--		--	$54.33	1/11/2013	--	--	--	--
Daniel H. Ellinor	--		--		2,897	$54.33	1/11/2014	--	--	--	--
Daniel H. Ellinor	--		--		2,896	$54.33	1/11/2015	--	--	--	--
Daniel H. Ellinor	--		--		2,897	$54.33	1/11/2016	--	--	--	--
Daniel H. Ellinor	--		--		2,897	$54.33	1/11/2017	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2012	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2013	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2014	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2015	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2016	--	--	--	--
Daniel H. Ellinor	--		--		3,685	$48.46	1/10/2017	--	--	--	--
Daniel H. Ellinor	--		--		3,686	$48.46	1/10/2018	--	--	--	--
Daniel H. Ellinor	--		--		4,835	$36.65	1/8/2013	--	--	--	--
Daniel H. Ellinor	--		--		4,835	$36.65	1/8/2014	--	--	--	--
Daniel H. Ellinor	--		--		4,835	$36.65	1/8/2015	--	--	--	--
Daniel H. Ellinor	--		--		4,834	$36.65	1/8/2016	--	--	--	--
Daniel H. Ellinor	--		--		4,835	$36.65	1/8/2017	--	--	--	--
Daniel H. Ellinor	--		--		4,834	$36.65	1/8/2018	--	--	--	--
Daniel H. Ellinor	--		--		4,835	$36.65	1/8/2019	--	--	--	--
Daniel H. Ellinor	--		--		--	--	--	--	--	5,315	$283,821
Daniel H. Ellinor	--		--		--	--	--	--	--	4,230	$225,882
Daniel H. Ellinor	--		--		--	--	--	--	--	5,935	$316,929
Daniel H. Ellinor	--		--		--	--	--	--	--	9,006	$480,920

Donald T. Parker	4,666		--		--	$54.33	1/11/2011	--	--	--	--
Donald T. Parker	4,665		--		--	$54.33	1/11/2012	--	--	--	--
Donald T. Parker	4,664		--		--	$54.33	1/11/2013	--	--	--	--
Donald T. Parker	--		--		4,665	$54.33	1/11/2014	--	--	--	--
Donald T. Parker	--		--		4,665	$54.33	1/11/2015	--	--	--	--
Donald T. Parker	--		--		4,665	$54.33	1/11/2016	--	--	--	--
Donald T. Parker	--		--		4,665	$54.33	1/11/2017	--	--	--	--
Donald T. Parker	--		--		5,933	$48.46	1/10/2012	--	--	--	--
Donald T. Parker	--		--		5,933	$48.46	1/10/2013	--	--	--	--
Donald T. Parker	--		--		5,932	$48.46	1/10/2014	--	--	--	--
Donald T. Parker	--		--		5,932	$48.46	1/10/2015	--	--	--	--
Donald T. Parker	--		--		5,932	$48.46	1/10/2016	--	--	--	--
Donald T. Parker	--		--		5,932	$48.46	1/10/2017	--	--	--	--
Donald T. Parker	--		--		5,933	$48.46	1/10/2018	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2013	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2014	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2015	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2016	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2017	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2018	--	--	--	--
Donald T. Parker	--		--		7,891	$36.65	1/8/2019	--	--	--	--
Donald T. Parker	--		--		6,645	$48.30	1/14/2014	--	--	--	--
Donald T. Parker	--		--		6,644	$48.30	1/14/2015	--	--	--	--
Donald T. Parker	--		--		6,643	$48.30	1/14/2016	--	--	--	--
Donald T. Parker	--		--		6,643	$48.30	1/14/2017	--	--	--	--
Donald T. Parker	--		--		6,644	$48.30	1/14/2018	--	--	--	--
Donald T. Parker	--		--		6,643	$48.30	1/14/2019	--	--	--	--
Donald T. Parker	--		--		6,644	$48.30	1/14/2020	--	--	--	--

(1)
Columns (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and terminate three years after vesting, except those grants identified with an “*” which represent stock options awarded pursuant to the BOK Financial 2001 Stock Option Plan.  In 2001, BOK Financial adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years.  Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”).  The exercise price for the Special Options is the market value of BOK financial common stock on NASDAQ on the day of grant.  The Special Options vest two years after the grant date and expire 45 days after vesting.

(2)
Column (d) represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 34 herein.

(3)
Column (g) represents performance shares which are no longer subject to adjustment based upon the three year performance period, but which have not yet completed the five year vesting period.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three

- 55 - through - 62 -

years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 34.

(4)	Market value of performance shares is based on the fair market value of Company common stock on December 31, 2010.

(5)
Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remain subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 34 herein.  Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued.  The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

PENSION BENEFITS

The normal retirement age under the Pension Plan is age 65.  At that time, a participant may receive a lump sum equal to the account balance.  The participant may also elect to receive an annuity payment from the Pension Plan.  Various annuity forms are available. The following table describes the present value of the named executive officers’ pension benefits:

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Stanley A. Lybarger	BOKF Pension Plan	32	$489,604	0
Steven E. Nell	BOKF Pension Plan	14	$107,026	0
Steven G. Bradshaw	BOKF Pension Plan	15	$137,624	0
Daniel H. Ellinor	BOKF Pension Plan	2	$21,817	0
Donald T. Parker	BOKF Pension Plan	0	$ - -	0

(1)
Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception in 1987 (through 2006 when the number of years of credited service was frozen), with the exception of Mr. Lybarger, whose credited service includes employment before the inception of the Pension Plan.

(2)	The calculation of present value of accumulated benefits assumes a discount rate of 5.15% of the projected account balance at age 65.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to individual Deferred Compensation Agreements, the named executive officers were permitted, until year-end 2004, to defer certain compensation.  In response to IRS guidance, these Deferred Compensation Agreements were amended in December of 2004 to preclude the deferral of future compensation and subsequently terminated.  Future deferrals would require entry into a new agreement.

Mr. Lybarger is the only named executive officer who entered into an Amended and Restated 409A Deferred Compensation Agreement pursuant to which awards may be deferred. The Company maintains a record-keeping account that reflects the number of shares received upon exercise and the number of performance shares that are deferred.  Mr. Lybarger may elect annually to convert all or a portion of the value measure of his deferred awards from Company stock to alternate investments.  Benefits under the Amended and Restated 409A Deferred Compensation Agreement will be paid no earlier than six months after Mr. Lybarger’s retirement or termination.  However, upon a showing of financial hardship, he may be allowed to access funds in his deferred compensation account.  Benefits shall be paid in one lump sum.

The following table describes the current balance of deferral accounts:
(a)	(b)	(c)	(d)		(e)	(f)
Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stanley A. Lybarger	$2,336,770	--	$2,317,856	(3)	--	$22,300,182
Steven E. Nell	--	--	$32,066	(4)(5)	--	$270,012
Daniel H. Ellinor	--	--	$6,268	(4)	--	$63,384
Steven G. Bradshaw	--	--	$28,952	(4)(5)	--	$248,716

(1)	Mr. Parker is a named executive but is not listed as he has no deferral account due to joining the Company after 2004.

Earnings on deferred compensation include:

(2)	For all four named executives listed, earnings include gains or losses reported on investments in distressed asset and venture capital funds.

(3)	For Mr. Lybarger, earnings on a hypothetical portfolio of assets indexed to various debt and equity funds.

(4)	For Messrs. Nell, Ellinor, and Bradshaw, earnings include interest earned on uninvested cash accrued at BOKF’s money market deposit rates.

(5)	For Messrs. Nell and Bradshaw, earnings include dividends paid and changes in fair value of BOK Financial common stock.

POTENTIAL PAYMENTS UPON TERMINATION

Stanley A. Lybarger

The following tables show potential payments to the Chief Executive Officer under existing contracts, agreements, plans or arrangements for various scenarios involving a change-in-control or termination, assuming a December 31, 2010 termination date (except with regard to “Normal Retirement” and “Early Retirement” as described below) and, where applicable, using the closing price of BOK Financial common stock of $53.40 (as reported on NASDAQ as of December 31, 2010).
Executive Payments Upon Termination (1)	Voluntary Termination		Early Retirement (Prior to Age 65(2))		Normal Retirement (Age 65 or older(2))		Involuntary not for Cause Termination (3)		Involuntary for Cause Termination (3)	Termination Event(4)		Death		Disability
Severance Payments	$0		$0		$0		$898,600	(5)	$0	$898,600	(5)	$484,300	(6)	$0
Non-Equity Incentive	$621,450	(7)	$621,450	(7)	$621,450	(7)	$621,450	(7)	$0	$621,450	(7)	$621,450	(7)	$621,450	(7)
Stock Options (unvested and accelerated)	$659,274	(8)	$659,274	(8)	$659,274	(8)	$659,274	(8)	$0	$659,274	(8)	$659,274	(8)	$659,274	(8)
Performance Shares (unvested and accelerated)	$7,050,188	(8(9)	$7,050,188	(8(9)	$7,050,188	(8(9)	$7,050,188	(8(9)	$0	$7,050,188	(8(9)	$7,050,188	(8)	$7,050,188	(8)
Tax Gross-Up	$0		$0		$0		$50,585	(10)	$0	$50,585	(10)	$50,585	(10)	$0
Health Benefits	$0		$8,246	(11)	$0		$0		$0	$0		$0		$0

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 65 herein.  The table assumes that the CEO has been paid all amounts owed through the date of termination.  CEO has agreed that for two years following termination for any reason other than termination without cause, CEO will not (i) engage in the banking business generally, or in any business in which BOKF or its affiliates is engaged, in specified trade areas, (ii) solicit clients of BOKF or its affiliates for banking business generally, or for any business in which BOKF or its affiliates is engaged, or (iii) solicit any employees of BOKF or its affiliates to seek employment with any person or entity other than BOKF or its affiliates.

(2)
Assumes the closing price of BOK Financial common stock of $53.40 (as reported on NASDAQ as of December 31, 2010) and salary, stock option, performance share and benefit information as of December 31, 2010.

(3)
BOK Financial shall be deemed to have cause to terminate CEO if one or more of the following events occur:  (i) any willful failure to substantially perform CEO’s obligations under his agreement, (ii) any willful act materially injurious to BOKF or (iii) any dishonest or fraudulent act.

(4)
Pursuant to the CEO’s employment agreement dated June 7, 1991 (as amended and restated), a “Termination Event” gives the CEO the right to terminate his employment agreement and includes (i) a Change in Control, (ii) a reduction in annual salary other than as provided for in the agreement, (iii) change in duties which causes CEO’s position with BOKF to become of less importance or responsibility or (iv) a material breach of the agreement by BOKF.  A “Change in Control” occurs when either (i) Mr. George Kaiser (together with affiliated entities and family members and relatives)

ceases either to be the largest shareholder of BOK Financial or BOKF (considering indirect ownership through BOK Financial) or (ii) Mr. Kaiser ceases to be Chairman of BOKF unless CEO becomes Chairman of BOKF.

(5)	Equals twelve months annual salary and a one-time payment of $70,000.

(6)	Equals six months annual salary and a one-time payment of $70,000.

(7)
Equals 75% of the CEO’s annual salary which has been the historical target of annual incentive compensation under the Executive Incentive Plan as further described on page __ herein.  Payment of Non-Equity Incentives will be calculated in accordance with the Executive Incentive Plan (subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination and contingent on achievement of performance goals) and made in cash on a date as soon as administratively possible within the 45 day period after the first day of the year next following the year of separation from service, other than in the event of death or disability, in which case payments will be made within 45 days of death or disability.

(8)
Assumes certain conditions including (i) CEO’s continued employment though, at a minimum, December 15, 2012, (ii) the continued agreement between the CEO and the Chairman of the Board that a candidate qualified to become CEO has been recruited (and, in the event of a dispute, a determination by the Board of Directors), and (iii) that  BOK Financial has maintained satisfactory performance through the date of the CEO’s termination giving due consideration to the performance of the United States economy in general and peer group financial institutions in the United States in particular.  The options expire no later than 185 days following CEO’s termination date.

(9)
The performance shares shall, following the CEO’s termination date, be subject to increase or forfeiture and shall be paid at the time and in the manner provided in the applicable BOK Financial restricted or performance share plan, subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination; provided, however, that shares shall vest upon the achievement of the performance goals.

(10)	Tax gross-up on the one-time payment of $70,000 noted in footnotes 5 and 6 is calculated at the highest incremental rate actually experienced by the CEO.

(11)
In the event the CEO terminates employment after December 15, 2013, but before age 65, CEO shall be permitted to continue as a part-time employee, consultant, director with special duties or in some other capacity to the extent reasonably required to permit CEO to continue to participate in the Company’s health benefits so long as CEO continues to owe a duty of loyalty to the Company and has not reached the age of 65.  $8,246 is the estimated annual heath care benefit cost to the Company.

Steven E. Nell1

Mr. Nell is not subject to an employment agreement and upon termination would not be entitled to any additional payment or accelerated vesting except as provided to BOKF employees generally.  Pursuant to BOKF’s standard severance, if terminated without cause2 on December 31, 2010, Mr. Nell would have received $159,457.

Pursuant to BOK Financial employee stock option and performance share plans in place for BOKF executives generally, in the event Mr. Nell was terminated without cause2 within twelve months following a Change of Control3, Mr. Nell would vest in his unvested performance shares and stock options and would have ninety days to exercise his stock options.  As of December 31, 2010, Mr. Nell held $525,242 in unvested performance shares and $995,883 in unvested stock options.

Steven G. Bradshaw and Daniel E. Ellinor1

Both Mr. Bradshaw and Mr. Ellinor are subject to employment agreements which commenced October 15, 2003 and may be terminated by either BOK Financial or executive upon ninety days prior written notice.  Pursuant to these agreements, if terminated on December 31, 2010 without cause2, Mr. Bradshaw and Mr. Ellinor would have been entitled to receive: (i) BOKF’s standard severance plus an additional twelve months of annual salary for a total severance of $633,197 and $530,544 respectively and (ii) ninety days of health, 401(k) and pension benefits4 equaling $11,871 and $5,953 respectively.

Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), both Mr. Bradshaw and Mr. Ellinor are prohibited from soliciting customers or employees of BOK Financial or its affiliates for which they will receive $3,000 every year the non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOKF executives generally, in the event Mr. Bradshaw or Mr. Ellinor were terminated without cause2 within twelve months following a Change of Control3, they would vest in their unvested performance shares and stock options and would have ninety days to exercise their stock options.  As of December 31, 2010, Mr. Bradshaw had $1,092,724 in unvested performance shares and $939,548 in unvested stock options and Mr. Ellinor had $1,307,552 in unvested performance shares and $836,055 in unvested stock options.

Donald T. Parker1

Mr. Parker is subject an employment agreement which commenced August 1, 2005 and may be terminated by either BOK Financial or executive upon ninety days prior written notice.  Pursuant to this agreement, if terminated on December 31, 2010 without cause2, Mr. Parker would have been entitled to receive BOKF’s standard severance plus an additional twelve months of annual salary for a total severance of $426,902.

Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), Mr. Parker is prohibited from soliciting customers or employees of BOK Financial or its affiliates for which he will receive $3,000 every year the non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOK executives generally, in the event Mr. Parker was terminated without cause2 within twelve months following a Change of Control3, they would vest in his unvested performance shares and stock options and would have ninety days to exercise their stock options.  As of December 31, 2010, Mr. Parker had $0 in unvested performance shares and $1,367,577 in unvested stock options.

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 51 herein, if applicable.  The narrative assumes (i)  that the executive has been paid all amounts owed through the date of termination, (ii)  the closing price of BOK Financial common stock of $53.40 (as reported on NASDAQ as of December 31, 2010); and (iii) and salary, stock option, performance share and benefit information as of December 31, 2010.  Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or upon disability.

(2)
For purposes of this discussion, termination of executive for cause would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) conviction of any criminal act  or act involving moral turpitude, iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(3)
“Change of Control” occurs if Mr. George Kaiser, and/or members of the family of Mr. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of Mr. Kaiser, affiliates of Mr. Kaiser or members of the family of Mr. Kaiser); or BOK Financial ceases to own directly or indirectly more than 50% of the voting capital stock of BOKF.

(4)	While BOK Financial no longer contributes to the pension plan, the hypothetical account balance increases at 5.25% annually and the executive may receive this interest for the identified period.

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

BOK Financial has a written related party transaction policy, approved by the Risk Oversight and Audit Committee (“ROAC”), which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review.  ROAC conducts appropriate review and oversight of such transactions for potential conflict of interest situations in accordance with NASDAQ Rule 4350(h).

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of ROAC.  The Chairman of ROAC will submit the related party transaction to ROAC for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.  The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 4350 and Section 162(m) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2010.  None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans.  All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services.  The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates.  Lease payments for both facilities totaled $930,000  in 2010.  BOK also leases office space in the Penn Park facility located in Oklahoma City, Oklahoma, which is owned by Mr. Kaiser and affiliates.  Lease payments for this space totaled $120,000 in 2010.

Mr. Malcolm, a BOK Financial director, recently retired as the President and Chief Executive Officer for the Williams Companies, Inc., the parent company of the Williams Headquarters Building Company.  In 2010, rent and other occupancy payments made to the Williams Headquarters Building Company were approximately $3.8  million.  BOK began leasing the BOK Tower in 1974.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine (ATM) network, (“TransFund”) respecting transactions completed at TransFund ATMs placed in QuikTrip locations.  In 2010, BOKF paid QuikTrip approximately $2.7 million pursuant to this agreement.  Mr. Cadieux, a BOK Financial director, is President, Chief Executive Officer, a director and a shareholder of QuikTrip Corporation.

Great Plains National Bank, located in Elk City, Oklahoma, received ATM and debit card services TransFund for which it paid approximately $482,000 in fees.  Steven Nell, the Company’s Chief Financial Officer, and certain family members own approximately 13.7% of Great Plains National Bank.  Mr. Nell’s father, W.B. Nell, Jr., is Chairman of the Great Plains National Bank Board of Directors.

In 2009, Argonaut VPP, an affiliate of Mr. Kaiser, entered into natural gas and oil hedges.  The fair value of the hedges depends on the market price of the hedged commodities, varies from day to day, and could, on any given day, be a long or short position.  BOK offsets customer positions with counterparties.  On December 31, 2010, the fair value of the hedge was a $6.1 million long position from Argonaut VPP’s perspective.  Argonaut VPP did not enter into any new natural gas or oil hedges in 2010.

The Company conducts merchant banking activities through its BOKF Capital Corporation subsidiary (“BOKF-CC”).  In 2010, BOKF-CC purchased an approximate 4.3% ownership interest in Aimbridge Hospitality, L.P. (“Aimbridge”) for $1.5 million at the same time an affiliate of Mr. Kaiser acquired an approximate 36.5% ownership interest in Aimbridge.

Effective December 2, 2009, the Company amended an unsecured revolving credit agreement with George B. Kaiser, its Chairman and principal shareholder.  The terms of the amended credit agreement reduced the committed amount from $188 million to $100 million, changed the interest rate and facility fee to reflect current market terms and extended the maturity date from December 2, 2010 to December 2, 2012.  Interest on outstanding balances due to Mr. Kaiser is based on one-month LIBOR plus 250 basis points and is payable quarterly.  Additional interest in the form of a facility fee is paid quarterly on the unused portion of the commitment at 50 basis points.  Previously, interest was due quarterly based on one-month LIBOR plus 125 basis points and the facility fee was paid quarterly on the unused portion of the commitment at 25 basis points.  As with the original agreement, the amended agreement has no restrictive covenants.  No amounts were outstanding under this credit agreement as of December 31, 2010.

Cavanal Hill Investment Management, Inc., a wholly-owned subsidiary of BOKF, is the administrator to and investment advisor for the Cavanal Hill Funds.  BOKF is custodian and BOSC, Inc. is distributor.  Cavanal Hill Funds is a diversified, open-ended investment company established in 1987 as a Massachusetts business trust under the Investment Company Act of 1940.  Cavanal Hill Funds’ products are offered to customers, employee benefit plans, trust and the general public in the ordinary course of business.  As of December 31, 2010, approximately 99% of Cavanal Hill Funds’ assets of $2.5 billion were held for BOK Financial’s clients.  Scott Grauer, Vice President Wealth Management and President and Chief Executive Officer of BOSC, Inc., is a Trustee for Cavanal Hill Funds.  James Huntzinger, Chief Investment Officer, is President of Cavanal Hill Funds.

On December 4, 2008, the Company entered into a $25,000,000 loan commitment with the Tulsa Community Foundation (“TCF”) to be secured by tax-exempt bonds purchased from the Tulsa Stadium Trust (an Oklahoma public trust of which the City of Tulsa is the sole beneficiary) by TCF.  Stanley Lybarger, President and CEO of the Company, is Chairman of the Tulsa Stadium Trust.

INSIDER REPORTING

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of a late report in May 2010 relating to 4,547 shares acquired and 3,053 shares disposed through the exercise of stock options for Mr. Ball; a late report in May 2010 relating to 1,000 shares disposed through sale of stock for Mr. Hargis; late reports in December 2010 and March 2011 relating to 1,824 shares acquired and 1,824 disposed through the exercise of stock options for Mr. Ball;  a late report in December 2010 relating to 1,159 shares acquired and 1,044 shares disposed through exercise of stock options for Mr. Bradshaw; and a late report in December 2010 relating to 464 shares acquired and 417 shares disposed through the exercise of stock options for Mr. Morrow.

PROPOSALS OF SHAREHOLDERS

The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders.  According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met.  For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2012 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2011.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein.  If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT HTTPS://MATERIALS.PROXYVOTE.COM/05561Q OR VIA E-MAIL TO SHINKLE@BOKF.COM.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

 APPENDIX A – BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN

BOK FINANCIAL CORPORATION

INDEPENDENT COMPENSATION COMMITTEE

2003 EXECUTIVE INCENTIVE PLAN

AS AMENDED AND RESTATED

(FOR THE CHIEF EXECUTIVE OFFICER AND FOR DIRECT REPORTS TO THE
 CHIEF EXECUTIVE OFFICER)

March 25, 2003
(amended and restated on April 29, 2008, April 27, 2010 and April 26, 2011)

1.
Independent Compensation Committee.  In December 2002, the Board of Directors of BOK Financial Corporation (the “Company”) established an Independent Compensation Committee (the “Committee”) to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code.  The Committee developed a performance-based compensation plan for 2003 and subsequent years.  The plan is called the 2003 Executive Incentive Plan and is hereafter described (the “Plan”).

2.
Incentive Compensation Generally.  The Company employs a wide range of incentive compensation for its employees.  Except for performance-based compensation which is intended to comply with the requirements of Section 162(m), such incentive compensation is administered by the Chief Executive Officer and senior management. The Committee administers the Plan.

3.
2003 BOKF Executive Incentive Plan.  The Plan consists of (i) annual incentive bonus and (ii) long term incentive compensation.  The Chief Executive Officer, executives who report directly to the Chief Executive Officer, and other officers designated by the Chief Executive Officer may participate in the Plan.

4.
Comparable Executive Position.  Each Plan Participant’s executive position shall be compared to the Peer Banks’  (as defined herein) executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”):   The Company’s Chief Executive Officer shall be compared against the chief executive officers of the Peer Banks; the Chief Financial Officer shall be compared against the chief financial officers of the Peer Banks; Dan Ellinor and Steve Bradshaw shall be compared to the average of the two highest paid positions (excluding the chief executive officer and the chief financial officer) of the Peer Banks; and all other Plan Participants shall be compared to the third highest paid position of the Peer Banks (excluding the chief executive officer and the chief financial officer).

5.	Annual Incentive Bonus. The “Annual Incentive Bonus” will be determined as follows:

(i)
The two year average earnings per share growth (“Average Growth”) shall be calculated for each Peer Bank (as defined below) and for the Company based upon such Peer Bank’s filings with the Securities and

Exchange Commission.  The Company and the Peer Banks shall then be ranked starting with the highest Average Growth and ending with the lowest Average Growth (the “EPS Percentile Ranking”).

(ii)
The two year average annual bonus amount for each Comparable Executive Position at each Peer Bank shall then be calculated based upon such Peer Banks’ past two proxy statements (the “Peer Bank Annual Bonus Amount”).  The Peer Bank Annual Bonus Amount for each Comparable Executive Position shall then be ranked starting with the highest Peer Annual Bonus Amount and ending with the lowest Peer Annual Bonus Amount (the “Peer Bank Annual Bonus Percentile Ranking”).

(iii)
The Company’s EPS Percentile Ranking shall then be applied to the Peer Bank Annual Bonus Percentile Ranking for each Comparable Executive Position to determine a Plan participant’s “Peer Bank Annual Bonus Match”.  For example, if the Company’s EPS Percentile Ranking is at the 90th percentile, then the Peer Bank Annual Bonus Match for the Company’s Chief Executive Officer would be at the 90th percentile of the Chief Executive Officer Annual Bonus Amount in the Peer Bank Annual Bonus Percentile Ranking.

(iv)	The Annual Incentive Bonus for the Company’s Chief Executive Officer and its Chief Financial Officer shall equal that of the their respective Peer Bank Annual Bonus Match.

(v)
 The Annual Incentive Bonus for Plan participants (other than the Chief Executive Officer and Chief Financial Officer) shall equal (i) fifty percent of the amount of their Peer Group Annual Bonus Match and (ii) the Business Unit Annual Incentive Bonus (as hereafter defined).

(vi)
The Business Unit Annual Incentive Bonus shall be based upon the applicable business unit net direct contribution matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met (the “Business Unit Annual Incentive Bonus”).  The target opportunity for the Business Unit Annual Incentive Bonus will be calculated as a percentage of base salary, determined individually for each executive.  Such target opportunity, and the business unit goals, shall be established by the Chief Executive Officer and approved by the Compensation Committee.

(vii)	The Business Unit Annual Incentive Bonus grid is as follows:

6.
Payment of Annual Incentive Bonus.  The Annual Incentive Bonus shall be paid in cash in the year following the year in which the Annual Incentive Bonus was earned by the Plan participant, subject to the condition set forth below.  Notwithstanding anything in this Plan to the contrary, no Plan participant may receive an Annual Incentive Bonus of more than $2,000,000.

7.
Condition of Payment of Annual Incentive Bonus.  It shall be a condition of payment of the Annual Incentive Bonus that the Plan participant be employed by the Company on the payment date whether such Plan participant’s employment with the Company or its subsidiaries may have been terminated for any reason including retirement, resignation or involuntary termination (the “Payment Condition”); provided however, that the Payment Condition may be waived (i) by the Committee, it its sole discretion (which may be exercised arbitrarily) or (ii) by a separate, written agreement between the Company and a Plan participant; and provided further; that the Payment Condition shall not apply in the event of a Plan participant’s death, disability, or termination other than with cause.  For purposes of this paragraph 5 “termination with cause” means a Plan participant is terminated by the Company for (i) any willful failure to substantially perform such Plan participant’s obligations under his employment agreement or, in the absence of an employment agreement, those obligations historically performed by such Plan participant or (ii) any willful act materially injurious to the Company, or (iii) any dishonest or fraudulent act.   The Company shall be deemed to have terminated a Plan participant with cause only if a majority of the members of the Board of Directors of the Company finds that, in the good faith opinion of the majority, the Plan participant committed one or more of the acts set forth in the foregoing sentence (a “With Cause Determination”).  A With Cause Determination may not be made until the Plan Participant, together with his counsel, has an opportunity to be heard by such majority.

8.	Long Term Incentive Compensation. “Long Term Incentive Compensation” will be determined as follows:

(v)
The two year average long term incentive compensation amount for each Comparable Executive Position at each Peer Bank shall be calculated based upon such Peer Banks’ past two proxy statements (the “Peer Bank Long Term Incentive Compensation Amount”).

(vi)
The Long Term Incentive Compensation for each Plan participant shall equal the median of all the Peer Bank Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position.

9.	Payment of Long Term Incentive Compensation.

(i)
Long Term Incentive Compensation will be paid by the issuance of stock options and restricted stock or a combination of stock options and restricted stock pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan. No more than 60,000 shares of restricted stock and 200,000 shares of common stock subject to stock options may be issued to a single participant in any one year.

(ii)
Each Plan participant will, immediately prior to the date of grant each year, specify the percentage of the Long Term Incentive Compensation that the Plan participant desires to receive by the issuance of options and the percentage the participant desires to receive by the issuance of restricted stock.  The elections available to each participant will be (i) 100% options; (ii) 100% restricted stock, or (iii) 50% options and 50% restricted stock.  The number of options or shares will be based on the value of each option or performance share and the total Long Term Incentive Compensation intended to be granted.

10.
 Performance-Based Compensation Measures for Restricted stock.  To the extent a Plan participant elects to receive all or any portion of her or his Long Term Incentive Compensation through an issuance of restricted stock, the measure against which such Plan participant’s performance will be based is as follows.  To the extent the Company’s earnings per share for the year following the grant of restricted stock does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant shall forfeit all the restricted stock granted to him or her the previous year on or before March 15 of the year following that in which the grant occurred.  Dividends paid on restricted stock will not be forfeited, even if the restricted stock itself is forfeited.   To the extent the Company’s earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant shall retain all the restricted stock granted to him or her the previous year.

11.	Peer Group of Banks. The Independent Compensation Committee will select the peer group of bank holding companies in accordance with the following guidelines.

•	The peer group will include only publicly-traded, SEC registered, United States bank holding companies (BHCs) as defined in SNL Financial Public Companies Bank Database.

•
The peer group will include an equal number of BHCs above and below the Company with the Company being the median bank; provided, however, that BHC with assets greater than 300% of the Company’s assets or less than 50% of the Company’s assets (as of the date for which the calculation is being made) shall be excluded from the peer group (the “Peer Banks”).

•
Notwithstanding the foregoing or anything to the contrary in this Plan, in the event the Peer Banks contain any financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under this Plan, such financial institution shall be eliminated from the group of Peer Banks and replaced with the financial institution that  has the next smallest amount of assets of those financial institutions eligible for the Peer Group  that are not already included in the Peer Group, even if such financial institution has total assets less than 50% of the Company.  Asset size means total assets at the end of the calendar year for which the compensation is being paid.

•
The source for peer information will be SNL Financial Public Companies Bank Database that obtains information from public information, primarily through periodic SEC filings and company press releases.  SNL Financial is a widely accepted database used in the industry for analytical purposes.

•	The Peer Banks will be updated annually.

•	The earnings per share (EPS) amounts extracted from the SNL database will be diluted EPS as defined by generally accepted accounting principles.

•	Growth in peer group EPS will be calculated annually from source EPS data from the SNL database.

•	The EPS growth is calculated as a simple average of the percentage change in EPS from one period to the next.

•	In the event of a bank merger, SNL data for the surviving entity will be used.

12.
Determination of Performance-Based Compensation.  The calculation of performance based compensation by the Independent Compensation Committee will be binding upon all participants provided only that the Independent Compensation Committee acts in good faith.

13.
Downward Adjustment of Compensation.  One hundred percent of the Annual Incentive Bonus and one hundred percent of the Long Term Incentive Compensation will be subject to downward adjustment at the discretion of the Committee based upon recommendations of the Chief Executive Officer.

14.
Time and Payment of Performance-Based Compensation.  All performance-based compensation intended to comply with Section 162(m) must be certified by the Committee prior to payment. The Annual Incentive Bonus will be calculated and paid prior to March 15 of the year following the year for which the bonus was earned. The Long Term Incentive will be calculated and granted prior to March 15 each year.

15.	Selected Officers. Selected officers may be paid discretionary performance-based compensation based upon achievement of individual objectives as determined by the Chief Executive Officer.

16.
Recoupment of Incentive Compensation. In the event incorrect financial information or results were used as a basis for calculation of incentive compensation made pursuant to the Plan, the Independent Compensation Committee shall review the facts and circumstances giving rise to the incorrect information or results and may recommend to the Board of Directors, and the Board of

Directors may direct, remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation.  The Board of Directors, in its discretion, may require that the foregoing forfeiture or restitution be made by any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.

APPENDIX B - BOK FINANCIAL CORPORATION TRUE-UP PLAN

BOK FINANCIAL CORPORATION

INDEPENDENT COMPENSATION COMMITTEE

2011 TRUE-UP PLAN

(FOR THE CHIEF EXECUTIVE OFFICER AND HIS DIRECT REPORTS)

April 26, 2011

1.
2003 BOKF Executive Incentive Plan.  In 2003, the Independent Compensation Committee (the “Committee”) of the Board of Directors of BOK Financial Corporation (the “Company”) developed a performance-based compensation plan called the 2003 Executive Incentive Plan (the “Plan”).  The Chief Executive Officer, executives who report directly to the Chief Executive Officer, and other officers designated by the Chief Executive Officer may participate in the Plan. The Plan consists of (i) annual incentive bonus and (ii) long term incentive compensation and is administered by the Committee.  Under the Plan, annual incentive bonus and long term incentive compensation are earned based in part upon comparative earnings per share performance of the Company relative to peers using plus or minus percentage point matrixes.

2.
Recent Economic Cycle.  The Company’s earnings per share performance relative to its peers have been exceptional through the recent economic downturn and recessionary period.  While more than half of the Company’s peers experienced significant multi-year losses, the Company maintained positive earnings.  As the economy improves and credit costs normalize, Peer Banks that suffered significant losses will potentially experience significant comparative earnings per share percentile increases due to a “bounce-back” effect.   Because the Company avoided such losses and maintained earnings, it is not likely to experience the same comparative earnings per share percentile increases.

3.
Effect on Performance Based Compensation under the Plan.  The Plan is formulaic and the payout matrixes used to determine annual incentive bonus and long term incentive compensation was designed to recognize differences in earnings per share performance relative to peers under normal economic conditions.  The payout matrixes will not function as intended during severe economic cycles.  As a result, the Committee anticipates that the Plan will not yield the results original expected.  The Company is, therefore, implementing this 2011 True-Up Plan (the “True-Up Plan”) to address the possible inequity created by the earnings per share “bounce-back” of the poor performing Peer Banks.  Any terms not defined under this True-Up Plan shall be as defined in the Plan.

4.	True-Up Mechanism.

a.
True-Up Period.  Base salary, annual incentive bonuses and long term compensation awarded to a Plan Participant for such Participant’s performance during years 2006 through 2013 shall be subject to the True-Up Plan (the “True-Up Period”).  The True-Up Plan shall not include base salary, annual incentive bonuses and long term compensation awarded for performance other than during the True-Up Period.

b.	True-Up Peer Group. The “Peer Banks” used for comparative purposes under the True-Up Plan shall be as defined in the Plan as amended on even date herewith; provided however that  in the event the Peer Banks contain any  financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under this True-Up Plan, such financial institution shall be eliminated from the group of Peer Banks and replaced with the financial institution that  has the next smallest amount of assets of those financial institutions eligible for the Peer Group  that are not already included in the Peer Group, even if such financial institution has total assets less than 50% of the Company.

c.
True-Up Amount.  The amount which a Plan Participant shall be awarded by the Company pursuant to this True-Up Plan or which the Plan Participant must compensate the Company pursuant to this True-Up Plan shall be determined as follows:

(i)
Comparable Executive Position.  Each Plan Participant’s executive position shall be compared to the Peer Banks’  executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”):  The Company’s Chief Executive Officer shall be compared against the chief executive officers of the Peer Banks; the Chief Financial Officer shall be compared against the chief financial officers of the Peer Banks; Dan Ellinor and Steve Bradshaw shall be compared to the average of the two highest paid positions (excluding the chief executive officer and the chief financial officer) of the Peer Banks; and all other Plan Participants shall be compared to the third highest paid position of the Peer Banks (excluding the chief executive officer and the chief financial officer).

(ii)
Peer Bank Compensation.  The total base salary, annual bonus and stock-based incentive for each Comparable Executive Position during the True-Up Period at each Peer Bank existing on December 31, 2013 shall be calculated using  data from the annual shareholder proxy statements filed nearest to, but not subsequent to, the True-Up Payment Date (e.g. 2008 incentive data shall be taken from  proxy statements filed in 2011 which should reflect performance adjustments made to 2008 grants in 2009 and 2010; 2009 incentive date shall be taken from proxy statements filed in 2012 which should reflect performance adjustments made in 2010 and 2011; and so on and so forth until the  2011, 2012 and 2013 incentive data is taken from the proxy statements filed in 2014 prior to the True-Up Payment Date) (“Peer Bank Compensation”).  Peer Bank Compensation shall be ranked starting with the highest Peer Bank Compensation and ending with the lowest Peer Bank Compensation (the “Peer Bank Compensation Ranking”).

(iii)
Company Compensation.  For the Chief Executive Office and the Chief Financial Officer, “Company Compensation” shall equal the total base salary, annual bonus and stock-based incentive awarded to the Chief Executive Officer or Chief Financial Officer, respectively, during the True-Up Period, calculated using data from the annual shareholder proxy statements filed nearest to, but not subsequent to, the True-Up Payment Date (e.g. 2008 incentive data shall be taken from  proxy statements filed in 2011 which should reflect performance adjustments made to 2008 grants in 2009 and 2010; 2009 incentive date shall be taken from proxy statements filed in 2012 which should reflect performance adjustments made in 2010 and 2011; and so on and so forth until the  2011, 2012 and 2013 incentive data is taken from the proxy statements filed in 2014 prior to the True-Up Payment Date).  For all other Plan Participants, “Company Compensation” shall equal the total base salary, annual bonus and stock-based incentive awarded to such Plan Participant during the True-Up Period minus amounts earned above the target opportunity for his Business Unit Annual Incentive Bonus or plus amounts earned below the Business Unit Annual Incentive Bonus, calculated using data from the annual shareholder proxy statements filed nearest to, but not subsequent to, the True-Up Payment Date (e.g. 2008 incentive data shall be taken from  proxy statements filed in 2011 which should reflect performance adjustments made to 2008 grants in 2009 and 2010; 2009 incentive date shall be taken from proxy statements filed in 2012 which should reflect performance adjustments made in 2010 and 2011; and so on and so forth until the  2011, 2012 and 2013 incentive data is taken from the proxy statements filed in 2014 prior to the True-Up Payment Date).

(iv)	True-Up Performance Measurement. The True-Up Plan performance measurement shall consist of two calculations:

(1)
The earnings per share growth beginning with the average earnings per share for 2006 and 2007 for the Company and each of the Peer Banks respectively as of December 31, 2013 and ending with the average earnings per share for 2012 and 2013 for the Company and each of the Peer Banks existing as of December 31, 2013 (the “Pre and Post Recession Performance”) and,

(2)
The growth in cumulative earnings per share for the Company and each of the Peer Banks as of December 31, 2011 for 2008 through 2011 over the average of 2006 and 2007 earnings per share for the Company and each of the Peer Banks respectively as of December 31, 2011 determined by adding the of earnings per share for the Company and each of the Peer Banks respectively as of December 31, 2011 for 2008, 2009, 2010 and 2011 and dividing by the earnings per share average for 2006 and 2007 for the Company and each of the Peer Banks respectively as of December 31, 2011 (the “Recessionary Period Performance”).

The Pre and Post Recession Performance of the Company and each Peer Bank shall be ranked from highest Pre and Post Recession Performance to lowest Pre and Post Recession Performance and the Company’s percentile ranking determined (the “Company Pre and Post Recession Performance Ranking”).  The Recessionary Period Performance of the Company and each Peer Bank shall be ranked from highest Recessionary Period Performance to lowest Recessionary Period Performance and the Company’s percentile ranking determined (the “Company Recessionary Period Performance Ranking”); provided however, that in the event the Company does not have positive earnings per share for the fiscal year 2011, the Company Recessionary Period Ranking shall equal zero percent (0%) (a “Recessionary Period Performance Ranking Downgrade”).

The Company Pre and Post Recession Performance Ranking and the Company Recessionary Period Performance Ranking as determined above shall be averaged with the result being the “Company Performance Percentile Ranking”.

(v)
Company Performance to Peer Bank Compensation Comparison.   The Company Performance Percentile Ranking shall be applied to the Peer Bank Compensation Ranking for each Comparable Executive Position to determine each Plan Participant’s respective “Peer Bank Comparable Compensation”.

(vi)
Peer Bank Comparable Compensation to Company Executive Compensation.  If the Peer Bank Comparable Compensation is more than the respective Company Executive Compensation, the Committee shall award the differential to the Plan Participant as provided in paragraph 4.d.i. below (the “Company True-Up Amount”).  If the Peer Bank Comparable Compensation is less than the respective Company Executive Compensation, the Plan Participant shall compensate the Company for the difference as provided in paragraph 4.d.ii below  (the “Executive True-Up Amount”); provided that, that in the event of a Company Recessionary Period Performance Ranking Downgrade, (I) the Company Recessionary Period Performance Ranking shall be re-calculated to represent the Company’s actual percentile performance ranking and not an automatic downgrade to zero percent (0%) (an “Actual Recessionary Period Ranking Adjustment”) and (II) all subsequent calculations effected by the definition of Company Recessionary Period Performance Ranking, including the final determination of the Executive True-Up Amount, shall be re-calculated to reflect the Actual Recessionary Period Ranking Adjustment.

d.	Payment of True-Up.

(i)
Company True-Up.  In the event a Plan Participant is owed a Company True-Up Amount, the Committee shall award the Plan Participant the Company True-Up Amount in cash (“Cash True-Up”) and restricted shares (“Share True-Up”) in proportion to the average cash to stock ratio awarded by Peer Banks during the True-Up Period.  The Company True-Up Amount shall be paid on or before May 31, 2014 (the “True-Up Payment Date”).  The Plan Participant shall be paid simple interest on any Cash True-Up at the daily average fifteen-year mortgage rate for the duration of the True-Up Period.  The Share True-Up shall first issue to the Plan Participant restricted shares in an amount equal to any 2009 and/or 2010 restricted shares forfeited by such Plan Participant pursuant to the Plan (the “2009 Shares” and the“2010 Shares” respectively).  The Cash True-Up shall be adjusted to include any dividends foregone on 2009 Shares and 2010 Shares issued pursuant to the Share True-Up. Any 2009 Shares shall immediately vest without restriction and 2010 Shares will vest without restriction on December 31, 2014.  To the extent the Share True-Up for any Plan Participant exceeds the value of the 2009 Shares and 2010 Shares, the Committee shall award restricted shares in the same percentage proportion of the shares originally granted in 2009 and 2010, but with vesting and restriction dates the same as the 2009 Shares and the 2010 Shares (the “Remaining 2009 Shares” and the “Remaining 2010 Shares” respectively).  Any Remaining 2009 Shares shall immediately vest without restriction and Remaining 2010 Shares will vest without restriction on December 31, 2014.  The Cash True-Up shall not be adjusted to include any dividends on Remaining 2009 Shares and Remaining 2010 Shares.   The maximum amount of Company True-Up to be paid to any one participant shall be limited to $20 million.

(ii)
Executive True-Up Amount.  In the event the Company is owed an Executive True-Up Amount, the Committee shall determine a reasonable time frame and methodology for the Plan Participant to compensate the Company for the Executive True-Up Amount.

5.	Condition of Payment of True-Up Amount. It shall be a condition of payment of any Company True-Up Amount that the Plan participant be employed by the Company continuously through the

True-Up Payment Date whether such Plan participant’s employment with the Company or its subsidiaries may have been terminated for any reason including retirement, resignation or involuntary termination (the “True-Up Payment Condition”); provided however, that the True-Up Payment Condition may be waived (i) by the Committee, it its sole discretion (which may be exercised arbitrarily) or (ii) by a separate, written agreement between the Company and a Plan participant; and provided further; that the True-Up Payment Condition shall not apply in the event of a Plan participant’s death, disability, or termination other than with cause.  For purposes of this paragraph 5 “termination with cause” means a Plan participant is terminated by the Company for (i) any willful failure to substantially perform such Plan participant’s obligations under his employment agreement or, in the absence of an employment agreement, those obligations historically performed by such Plan participant or (ii) any willful act materially injurious to the Company, or (iii) any dishonest or fraudulent act.   The Company shall be deemed to have terminated a Plan participant with cause only if a majority of the members of the Board of Directors of the Company finds that, in the good faith opinion of the majority, the Plan participant committed one or more of the acts set forth in the foregoing sentence (a “With Cause Determination”).  A With Cause Determination may not be made until the Plan Participant, together with his counsel, has an opportunity to be heard by such majority.

Notwithstanding the foregoing or anything to the contrary in this True-Up Plan, the Plan or any other agreement between Stanley A. Lybarger (“Lybarger”) and Charles E. Cotter (“Cotter”) and the Company, the True-Up Payment Condition shall not apply to payment of a Company True-Up Amount to Lybarger or Cotter in the event either Lybarger or Cotter choose to retire consistent with their respective employment agreements with the Company (each respectively, a “Permissible Retirement Event”).   Upon the occurrence of a Permissible Retirement Event, the retiree shall remain subject to all the terms and conditions of this True-Up Plan (including waiting for payment of any Company True-Up Amount until the True-Up Payment Date); provided however, that the Company Executive Compensation amount shall be determined as if Lybarger or Cotter had remained employed the entire year in which the Permissible Retirement Event Occurred.  The Company Executive Compensation and the Peer Bank Compensation shall then be prorated to a number of months equal to that number of months that either Lybarger or Cotter (as applicable) were employed by the Company during the True-Up Period.

6. Compensation Committee Discretion.   Notwithstanding anything in this True-Up Plan to the contrary, the Committee may request that management provide the Committee with an analysis of outlier Peer Bank data used to determine the True-Up Amount.  The Committee may, in its sole discretion, adjust the True-Up Payment Amount downward to normalize effects of outlier Peer Bank data so long as the True-Up Payment Amount is determined using a range of Peer Bank Comparable Compensation immediately above and below the Company prior to the adjustment for the outlier data.

BOK Financial Corporation

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

                               COMPANY #

BOK FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 26, 2011
11:00 a.m. CST

Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

Directions to the BOK Financial Corporation Annual
Meeting are available in the proxy statement which can be viewed at www.ematerials.com/bokf.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 26, 2011.

Notice is hereby given that the Annual Meeting of Stockholders of BOK Financial Corporation will be held at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 26, 2011 at 11:00 a.m. CST.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at   www.ematerials.com/bokf

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the reverse side of this notice on or before April 14, 2011 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5, AGAINST Item 7 and 1 YEAR for Item 6.

1.	Election of Directors;

2.	Approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan;

3.	Approval of the BOK Financial Corporation 2011 True-Up Plan;

4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011;

5.	Advisory vote to approve the compensation of the named executive officers;

6.	Advisory vote on the frequency of the advisory vote on executive officers’ compensation; and

7.	Shareholder proposal to cause the Board to take steps necessary to adopt cumulative voting for the election of directors.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/bokf

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2011.

•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

:	Internet – Access the Internet and go to www.ematerials.com/bokf . Follow the instructions to log in, and order copies.

(	Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

*	Email – Send us an email at ep@ematerials.com with “BOKF Materials Request” in the subject line.

The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

BOK Financial Corporation
Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5, AGAINST Item 7

 and 1 year for Item 6.

1.                 Election of                            01 Gregory S. Allen       07 William E. Durett        13 Robert J. LaFortune         ☐ Vote FOR        ☐ Vote WITHHELD

                directors:                              02 C. Fred Ball, Jr.        08 John W. Gibson         14 Stanley A. Lybarger            all nominees        from all

                                           03 Sharon J. Bell         09 David F. Griffin         15 Steven J. Malcolm              (except as          nominees

                                          04 Peter C. Boylan, III     10 V. Burns Hargis         16 E.C. Richards                  marked)

                                          05 Chester Cadieux, III     11 E. Carey Joullian, IV     17 David L. Thompson

                                          06 Joseph W. Craft, III     12 George B. Kaiser       18 Michael C. Turpen

ò  Please fold here – Do not separate  ò

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan

☐	For	☐	Against	☐	Abstain

3. Approval of the BOK Financial Corporation 2011 True-Up Plan	☐	For	☐	Against	☐	Abstain

4. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2011

☐	For	☐	Against	☐	Abstain

5. Advisory vote to approve the compensation of the named executive officers

☐	For	☐	Against	☐	Abstain

The Board of Directors recommends you vote for 1 year:

6.   Advisory vote on the frequency of the advisory vote on executive officers' compensation

                                                                             ☐      1 Year            ☐      2 Years                 ☐ 3 Years ☐ Abstain

The Board of Directors recommends you vote AGAINST the following proposal:

7.   Shareholder proposal on cumulative voting for the election of directors☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTORS’ RECOMMENDATIONS, UNLESS YOU ARE VOTING SHARES HELD IN THE BOK FINANCIAL THRIFT PLAN (THE “PLAN”), IN WHICH CASE, IF NO DIRECTION IS GIVEN FOR SHARES HELD IN THE PLAN, SUCH SHARES WILL BE VOTED BY THE TRUSTEE OF THE PLAN IN THE SAME RATIO AS THOSE SHARES CREDITED TO THE ACCOUNTS OF THE PLAN MEMBERS WHO DO GIVE INSTRUCTIONS TO THE TRUSTEE.

Date _____________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BOK Financial Corporation

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2011
11:00 a.m. CST

Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

BOK Financial Corporation                                                                                                                         proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2011.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5, AGAINST Item 7 and 1 year for Item 6, unless you are voting shares held in the BOK Financial Thrift Plan (the “Plan”), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who do give instructions to the Trustee.

By signing the proxy, you revoke all prior proxies and appoint Frederic Dorwart and Tamara R. Wagman, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:                          (                      *
INTERNET                                                                                                              PHONE                                                                                         MAIL
     www.eproxy.com/bokf                                                                                            1-800-560-1965
                                                                                                                                                           Mark, sign and date your proxy
Use the Internet to vote your proxy                                                                   Use a touch-tone telephone to                                            card and return it in the
        until 12:00 p.m. (CT) on                                                                                vote your proxy until 12:00 p.m.                                        postage-paid envelope provided.
   April 25, 2011.                                                                                               (CT) on April 25, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.